Final MASTER AGREEMENT FOR OUTSOURCED SERVICES between TALCOTT RESOLUTION LIFE, INC. and COGNIZANT WORLDWIDE LIMITED

i TABLE OF CONTENTS Page ARTICLE 1 Definitions and Interpretation. ............................................................................................ 1 Section 1.01 Definitions ............................................................................................................. 1 Section 1.02 References ............................................................................................................ 12 Section 1.03 Headings .............................................................................................................. 13 Section 1.04 Precedence ........................................................................................................... 13 Section 1.05 Agreement Framework and Guarantee ................................................................ 13 ARTICLE 2 Services. ............................................................................................................................ 13 Section 2.01 Services Generally ............................................................................................... 13 Section 2.02 Labor and Materials ............................................................................................. 13 Section 2.03 Policies ................................................................................................................. 14 Section 2.04 Reports and Data Feeds ....................................................................................... 14 Section 2.05 Relief Event ......................................................................................................... 14 Section 2.06 New Services ....................................................................................................... 14 Section 2.07 Quality Assurance and Continuous Improvement ............................................... 15 Section 2.08 Policies and Procedures Manual .......................................................................... 15 Section 2.09 Divestitures and Acquisitions .............................................................................. 16 Section 2.10 Transition and Transformation ............................................................................ 16 ARTICLE 3 Service Delivery Organization. ......................................................................................... 17 Section 3.01 Service Delivery Organization Personnel ............................................................ 17 Section 3.02 Key Personnel and Minimum Retention Roles .................................................... 19 Section 3.03 Replacements and Turnover ................................................................................ 20 Section 3.04 Subcontracting ..................................................................................................... 21 Section 3.05 Transfer of Talcott Personnel .............................................................................. 22 ARTICLE 4 Service Locations. ............................................................................................................. 22 Section 4.01 Place of Performance ........................................................................................... 22 Section 4.02 Talcott Service Locations .................................................................................... 22 Section 4.03 Relocations and New Service Locations ............................................................. 24 ARTICLE 5 Cooperation with Other Suppliers. ................................................................................... 24 Section 5.01 Cooperation with Other Suppliers ....................................................................... 24 Section 5.02 Cooperation on Failures ....................................................................................... 25 ARTICLE 6 Licenses, Proprietary Rights AND AI USE. ..................................................................... 25 Section 6.01 Talcott IP ............................................................................................................. 25 Section 6.02 Service Provider IP .............................................................................................. 25 Section 6.03 Artificial Intelligence ........................................................................................... 26 Section 6.04 Residual Information ........................................................................................... 28 Section 6.05 Deliverables ......................................................................................................... 28 Section 6.06 Consents, Approvals and Requests ...................................................................... 30 Section 6.07 Restrictions .......................................................................................................... 30

ii ARTICLE 7 DATA, PRIVACY AND CYBERSECURITY. ............................................................... 30 Section 7.01 Ownership of Data ............................................................................................... 30 Section 7.02 Correction of Errors ............................................................................................. 30 Section 7.03 Privacy and Cybersecurity ................................................................................... 30 ARTICLE 8 ACCEPTANCE PROCEDURES. .................................................................................... 31 Section 8.01 Acceptance Criteria.............................................................................................. 31 Section 8.02 Review and Acceptance of Milestones and Deliverables .................................... 31 Section 8.03 Project Phases and Milestones ............................................................................. 32 Section 8.04 Acceptance Testing .............................................................................................. 33 Section 8.05 Additional Terms on Acceptance and Rejection ................................................. 35 ARTICLE 9 FEES AND INVOICING. ................................................................................................ 36 Section 9.01 Fees ...................................................................................................................... 36 Section 9.02 Expenses .............................................................................................................. 37 Section 9.03 Currency .............................................................................................................. 37 Section 9.04 Invoices ................................................................................................................ 37 Section 9.05 Credits .................................................................................................................. 37 Section 9.06 e-Procurement System ......................................................................................... 38 ARTICLE 10 TAXES. ........................................................................................................................ 40 Section 10.01 In General ............................................................................................................ 40 Section 10.02 Income Taxes ....................................................................................................... 40 Section 10.03 Tax on Inputs ....................................................................................................... 41 Section 10.04 Invoicing .............................................................................................................. 41 Section 10.05 Withholding Tax .................................................................................................. 41 Section 10.06 Filings and Registrations ..................................................................................... 41 Section 10.07 Cooperation .......................................................................................................... 41 ARTICLE 11 Governance and Change Control. ................................................................................. 42 Section 11.01 Governance .......................................................................................................... 42 Section 11.02 Change Procedures .............................................................................................. 42 Section 11.03 Dispute Resolution ............................................................................................... 42 ARTICLE 12 Audits. .......................................................................................................................... 43 Section 12.01 Service Audits ...................................................................................................... 43 Section 12.02 Financial Audits ................................................................................................... 43 Section 12.03 SOC Audits .......................................................................................................... 44 Section 12.04 Audit Limitations ................................................................................................. 45 Section 12.05 Compliance Gift and Entertainment Audit .......................................................... 45 ARTICLE 13 Confidential Information. ............................................................................................. 46 Section 13.01 Generally .............................................................................................................. 46 Section 13.02 Permitted Disclosure ............................................................................................ 46 Section 13.03 Exclusions ............................................................................................................ 46 Section 13.04 Return of Materials .............................................................................................. 47

iii Section 13.05 Unauthorized Use, Access or Disclosure ............................................................. 47 Section 13.06 Record Maintenance and Retention ..................................................................... 47 ARTICLE 14 Compliance with Laws. ................................................................................................ 48 Section 14.01 Compliance Obligations ...................................................................................... 48 Section 14.02 Changes to Laws .................................................................................................. 49 Section 14.03 Cooperation with Regulators ............................................................................... 49 ARTICLE 15 Representations, Warranties and Covenants. ............................................................... 50 Section 15.01 Talcott .................................................................................................................. 50 Section 15.02 Service Provider ................................................................................................... 51 Section 15.03 Obligation to Replace .......................................................................................... 53 Section 15.04 Disclaimer ............................................................................................................ 53 ARTICLE 16 Indemnification. ............................................................................................................ 53 Section 16.01 Talcott .................................................................................................................. 53 Section 16.02 Service Provider ................................................................................................... 54 Section 16.03 Indemnification Procedures ................................................................................. 56 Section 16.04 Contribution ......................................................................................................... 56 ARTICLE 17 Limitation of Liability AND exclusions. ...................................................................... 57 Section 17.01 Direct Damages ................................................................................................... 57 Section 17.02 Consequential Damages ....................................................................................... 58 Section 17.03 Exclusions ............................................................................................................ 58 Section 17.04 Injunctive Relief .................................................................................................. 59 ARTICLE 18 Insurance....................................................................................................................... 59 Section 18.01 Coverage .............................................................................................................. 59 Section 18.02 Terms of Coverage .............................................................................................. 60 Section 18.03 Cost of Insurance Coverage ................................................................................. 60 Section 18.04 Evidence of Insurance Coverage ......................................................................... 60 Section 18.05 Status and Rating of Insurance Company ............................................................ 61 ARTICLE 19 Term and Termination. ................................................................................................. 61 Section 19.01 General ................................................................................................................. 61 Section 19.02 Termination for Cause ......................................................................................... 61 Section 19.03 Termination for Convenience .............................................................................. 62 Section 19.04 Termination for Change in Control ..................................................................... 62 Section 19.05 Termination for Deterioration of Financial Condition ......................................... 62 Section 19.06 Termination for Change in Law ........................................................................... 62 Section 19.07 Termination for Failure to Refresh Damages Cap ............................................... 62 Section 19.08 Termination for Force Majeure ............................................................................ 63 Section 19.09 Other Terminations .............................................................................................. 63 Section 19.10 Termination Fees ................................................................................................. 63 Section 19.11 Continuing Obligations ........................................................................................ 63 Section 19.12 Effect of Termination........................................................................................... 63

iv ARTICLE 20 Force Majeure, Business Continuity and Disaster Recovery. ...................................... 65 Section 20.01 Force Majeure ...................................................................................................... 65 Section 20.02 RESERVED ......................................................................................................... 66 Section 20.03 No Payment for Unperformed Services ............................................................... 66 Section 20.04 Allocation of Resources ....................................................................................... 66 ARTICLE 22 Miscellaneous. .............................................................................................................. 68 Section 22.01 Amendment .......................................................................................................... 68 Section 22.02 Assignment .......................................................................................................... 68 Section 22.03 Consents, Approvals and Requests ...................................................................... 68 Section 22.04 Counterparts ......................................................................................................... 68 Section 22.05 Entire Agreement ................................................................................................. 69 Section 22.06 Export and Sanctions ........................................................................................... 69 Section 22.07 Good Faith and Fair Dealing ............................................................................... 69 Section 22.08 Governing Law .................................................................................................... 69 Section 22.09 Arbitration ............................................................................................................ 70 Section 22.10 Continued Performance ....................................................................................... 70 Section 22.11 Independent Contractor........................................................................................ 71 Section 22.12 Non-Solicitation ................................................................................................... 71 Section 22.13 Notices ................................................................................................................. 72 Section 22.14 Publicity & Use of Name ..................................................................................... 72 Section 22.15 Remedies Cumulative .......................................................................................... 72 Section 22.16 Severability .......................................................................................................... 72 Section 22.17 Survival ................................................................................................................ 72 Section 22.18 Third Party Beneficiaries ..................................................................................... 73 Section 22.19 Waiver.................................................................................................................. 73 Section 22.20 Non-Discrimination ............................................................................................. 73

v TABLE OF SCHEDULES Schedule A Service Level Methodology Schedule B Reporting Schedule C Change Control Schedule D Charges Methodology Exhibit to Schedule D – Vendor Expense Policy Schedule E Root Cause Analyses Schedule F Governance Schedule G Transition and Transformation Exhibit to Schedule G – Transition Plan Schedule H Form of Individual Non-Disclosure and Assignment Agreement Schedule I Privacy and Cybersecurity Schedule J Termination Assistance Exhibit to Schedule J – Exit Plan Schedule K Business Continuity and Disaster Recovery Schedule L Service Provider Service Location Requirements

1 MASTER SERVICES AGREEMENT This Master Services Agreement (including the following MSA Terms, together with all Schedules, Statements of Work and attachments, this “Agreement”) is made and entered into as of June 30, 2025 (the “Effective Date”), by and between Talcott Resolution Life, Inc., a corporation formed under the laws of the State of Delaware (“Talcott”) and Cognizant Worldwide Limited, a United Kingdom limited liability company (“Service Provider”). In addition, Cognizant Technology Solutions U.S. Corporation (“CTS US”) shall execute this Agreement solely for the purpose of enabling and authorizing CTS US to enter into Statements of Work together with Service Provider; whereby CTS US shall provide the applicable local Services and Deliverables within the United States of America to Talcott for Service Provider under such Statements of Work as provided in Section 2.01. WHEREAS, the Parties have engaged in extensive negotiations and discussions that have culminated in the formation of the relationship set forth in this Agreement; WHEREAS, Service Provider desires to provide to Talcott and certain of its Affiliates and designees, and Talcott desires to obtain from Service Provider, the services set forth in this Agreement on the terms and conditions set forth in this Agreement; and NOW, THEREFORE, for and in consideration of the agreements set forth below, the Parties agree as follows: ARTICLE 1 DEFINITIONS AND INTERPRETATION. Section 1.01 Definitions. The following terms have the following meanings: (1) “Abandonment” means Service Provider’s intentional termination of its provision of any Service during the Term or Service Provider’s intentional failure or refusal to provide any Termination Assistance Service. For clarity, the term “Abandonment” shall not include a termination in accordance with Section 19.02(4), a cessation of Service Provider’s provision of Termination Assistance Services in accordance with Section 19.13(1) or any other cessation of the Services agreed by the Parties. (2) “Acceptance” means Talcott’s acceptance, in its sole reasonable discretion, that an Acceptance Element has been successfully completed by Service Provider such that the Acceptance Criteria for such Acceptance Element have been satisfied. The terms “Accept” and “Accepted” shall be construed accordingly. (3) “Acceptance Criteria” means for each Acceptance Element, the criteria to be satisfied for the successful completion of such Acceptance Element, which may include applicable requirements, specifications, testing or other criteria documented in the applicable Statement of Work or Project Plan, or otherwise as agreed by the Parties. (4) “Acceptance Element” means the Milestones, Deliverables and other Service elements that are subject to Acceptance by Talcott pursuant to this Agreement. (5) “Acceptance Procedures” means the procedures for reviewing and accepting an Acceptance Element, as set forth in ARTICLE 8. (6) “Acceptance Testing” means the testing to be performed on the applicable Acceptance Element in accordance with ARTICLE 8.

2 (7) “Affected Party” means the Party affected by a Force Majeure Event. (8) “Affiliate” means, as to any entity, any other entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such entity, provided that the Parent Parties shall not be “Affiliates” of Talcott or members of the Talcott Group. (9) “Agreement” has the meaning set forth in the preamble. (10) “AI” or “Artificial Intelligence” means any form of artificial intelligence that simulates human-like cognitive abilities, or otherwise performs tasks that normally require human intelligence, such as visual perception, speech and sound recognition, decision-making, and generation of outputs (including content, predictions, recommendations, or decisions), regardless of the specific techniques or approaches employed. AI includes without limitation: machine learning (supervised, unsupervised, and reinforcement learning, including deep learning and neural networks), generative AI, natural language processing, computer vision, Large Language Models (LLM), logic- and knowledge-based approaches (including knowledge representation, inductive logic programming, knowledge bases, inference engines, deductive engines, reasoning, and expert systems), as well as statistical techniques. The intent of this definition is to ensure a comprehensive scope, covering any and all aspects of AI, to avoid limiting this definition to specific technologies or implementations. (11) “AI Laws” means all Laws governing or related to AI, including, without limitation all privacy and data security Laws applicable to the use of data in connection with AI. (12) “Allowable Removals” has the meaning set forth in Section 3.02(3). (16) “Business Continuity Event” means any event that is not a Force Majeure Event, but which nevertheless may prevent, hinder, or delay the performance of the Services by Service Provider. (17) “Business Continuity Plan” means the business continuity plan applicable to the Services, as further described in this Agreement, including in Schedule K and the applicable Statement of Work. (18) “Business Day” or “business day” means any day other than a Saturday, Sunday, or US federal holiday. (19) “Change” means any change to (a) the Services, (b) processes or Service Provider Solutions that would alter the functionality, performance standards or technical environment of the Service Provider Solutions, (c) the manner in which the Services are provided, or (d) the manner in which the Services are used. (20) “Change in Control” means the (a) consolidation, merger, share exchange or other business combination involving an entity (other than an initial public offering of securities of such

3 entity), in which immediately following such transaction either (i) less than fifty percent (50%) of the directors of the surviving parent entity immediately following the closing of the transaction were directors of such entity immediately prior to the closing of the transaction, or (ii) less than fifty percent (50%) of the voting power of the surviving parent entity immediately following the closing of the transaction is held by persons who were shareholders of such entity immediately prior to the closing of the transaction; (b) sale, transfer or other disposition of all or substantially all of the assets of an entity; or (c) acquisition by any entity, or group of entities acting in concert, of beneficial ownership of thirty percent (30%) or more of the outstanding voting securities or other ownership interests of an entity. (21) “Change Procedures” means the procedures applicable to a Change as set forth in Schedule C by which Changes in or additions to the Services or other aspects of the Agreement will be made. (22) “Claim” means any assertion, actual or threatened claim, action, suit, or proceeding (whether civil, criminal, administrative, arbitral, investigative, or otherwise). (23) “Completion Date” means the relevant date, as set forth in any SOW, by which Service Provider is to complete and deliver or make available to Talcott Group the applicable Acceptance Element. (24) “Confidential Information” means all non-public information, materials, documentation, and IP of a Party, Affiliates of a Party or their clients, employees, distribution partners, agents, customers, suppliers, contractors, and other third parties doing business with such Party or Affiliates of a Party, whether disclosed to, accessed by or otherwise learned by or made available (directly or indirectly) to the other Party, including: (a) with respect to Talcott Group, all Talcott IP, Talcott Data, Personal Information, and information concerning Talcott Group’s customers (including their beneficiaries), third-party administrators and recipients of Talcott Group’s services, either directly or indirectly, such as employees of Talcott Group customers, plan participants, personnel, dependents, beneficiaries and similarly situated persons; sourcing-related documents (including RFPs, responses, etc.) and information pertaining to them, including Talcott Group’s requirements; any information to which Service Provider has access in Talcott Service Locations or Talcott Group Software; the Policies and Procedures Manual; and all reports provided by Service Provider under this Agreement; (b) with respect to Service Provider, all Service Provider proprietary information included in its solution designs; (c) with respect to each Party, this Agreement; (d) all other information marked as confidential (or with words of similar meaning) or that a reasonable person would understand to be confidential based on the nature of the information and its disclosure; (e) anything developed by reference to the information described in this definition; and (f) “inside information,” including any material, non-public, price-sensitive corporate, business plan or financial information relating to such Party, Affiliates of a Party or their clients, employees, distribution partners, agents, customers (including their beneficiaries), suppliers, contractors, and other third parties doing business with such Party or Affiliates of a Party, that is acquired in connection with this Agreement. (25) “Continued Services” has the meaning in Section 19.13(1). (26) “Control” means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether

4 through the ownership of voting securities (or other ownership interest), by contract or otherwise. (27) “Critical Function” has the meaning in the applicable Statement of Work. (28) “Damages Cap” has the meaning set forth in Section 17.01(1). (29) “Data Privacy Laws” has the meaning set forth in Schedule I. (30) “Deliverable Completion Date” for any particular Deliverable, shall mean the date that such Deliverable is due to be completed (including the scheduled completion of Talcott Group’s Acceptance process). If there is a delay in the completion of a Deliverable, and Service Provider is excused from such delay pursuant to the terms of this Agreement, then there shall be a day-for-day extension of the Deliverable Completion Date (i.e., for each day of excused delay, the completion date will be extended by a day). (31) “Deliverable Credit” means a monetary credit that Service Provider shall pay to Talcott Group in the event that Service Provider fails to obtain Talcott’s Acceptance of a Deliverable by the applicable Deliverable Completion Date. The Deliverable Credit associated with a given Deliverable shall be set forth in the applicable Statement of Work or Project Plan. (32) “Deliverables” means those items or materials developed or created for Talcott Group and provided by Service Provider to Talcott Group pursuant to this Agreement (including a Statement of Work). (33) “Designated Services” means: (a) the services, functions, and responsibilities of Service Provider described in this Agreement or in any applicable SOW; (b) any services, functions, or responsibilities not specifically described in this Agreement, but which are inherently required, incidental to, or necessary for the proper performance and delivery of the services described in clause (a); and (c) any services, functions, or responsibilities that are not described in this Agreement but are reasonably related to the services, functions, and responsibilities of Service Provider performed pursuant to clause (a) and (b) which were performed in the twelve (12) month period prior to the Effective Date by (i) employees of Talcott Group, or Talcott Agents, who are displaced, or whose functions or activities are displaced, as a result of this Agreement; or (ii) non-personnel resources transferred to Service Provider or displaced, or the functions or activities of which are displaced, as a result of this Agreement; provided that, with respect to this clause (c), a service, function, or responsibility must be disclosed to Service Provider in writing before it will become a Designated Service (for clarity, such disclosure may be made after the Effective Date). (34) “Disabling Code” means any computer code, software routine, malware, virus, worm, time bomb, Trojan horse, backdoor, drop-dead device, or other software or hardware mechanism that is designed to (a) disrupt, disable, harm, or otherwise impair the normal operation of any software, hardware, system, or network; (b) allow unauthorized access to or use of any

5 system, software, or data; (c) damage, destroy, or alter any data or file; or (d) trigger a shutdown, lockout, or denial of access to software, data, or systems without the prior authorization of the affected party. (35) “Disaster Recovery Plan” means any disaster recovery plan applicable to the Services, as further described in this Agreement, including in Schedule K and the applicable Statement of Work. (36) “Dispute” means any dispute, controversy, or claim of any kind arising out of or relating in any way to this Agreement or the breach thereof. (37) “Dispute Resolution Procedures” means the procedures set forth in Section 11.03. (38) “EAR” has the meaning set forth in Section 22.06. (39) “Effective Date” has the meaning set forth in the preamble. (40) “Embargoed and Restricted Countries” has the meaning set forth in Section 22.06. (41) “Excluded Taxes” means, in the case of either of the Parties (or CTS US, as applicable), (a) Income Taxes; (b) any branch profits taxes imposed by the US or any similar taxes imposed by any other jurisdiction in which a Party (or CTS US, as applicable) is located; and (c) any tax required to be withheld, including as a result of the failure of a Party (or CTS US, as applicable) to satisfy the requirements of the foreign account tax compliance provisions of the Hiring Incentives to Restore Employment Act of 2010, P.L. 111-147, 124 Stat. 71. (42) “Exit Plan” means the detailed exit plan for the transfer of each of the Services from Service Provider to Talcott Group or another supplier designated by Talcott Group, to be developed by Service Provider for the TPA SOW within ninety (90) days following the Effective Date in accordance with Schedule J. (43) “Export Controls” means all applicable export and national security Laws of the US and all other applicable Governmental Authorities. (44) “Fees” has the meaning set forth in Section 9.01. (45) “Files and Work Papers” has the meaning set forth in Section 13.06(1). (46) “Force Majeure Event” means events that meet both of the following criteria: (a) caused, directly or indirectly, without fault by such a Party, by: fire, flood, pestilence, earthquake, other elements of nature or acts of God, acts of war, terrorism, riots, rebellions, revolutions or civil disorders, and any other governmental action, or other similar business continuity event beyond the reasonable control of the Party whose performance is prevented, hindered or delayed; and (b) could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of readily available alternate sources, work-around plans, or other commercially reasonable means. (47) “Go Live Date” means the date by which Service Provider is to have completed the Go Live Milestone as set forth in the applicable Statement of Work or Project Plan.

6 (48) “Go Live Milestone” means the final Milestone that Service Provider is required to complete, as specified in the applicable Statement of Work or Project Plan. (49) “Governmental Authority” means any US or non-US federal, state, provincial, municipal, local, territorial or other governmental department, regulatory authority, self-regulatory organization (e.g., FINRA, MSRB, and stock exchanges) or legislative, judicial or administrative body, including the US Securities and Exchange Commission and state insurance regulators. (50) “Income Tax” means any tax on or measured by the net or gross income of a corporation, partnership, joint venture, trust, limited liability company, limited liability partnership, association or other organization or entity (including taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income), or taxes that are expressly or of the nature of excess profits tax, margin tax, gross receipts tax (including commercial activity taxes, and business and occupation taxes, but excluding sales and use taxes and value added taxes), minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax or franchise tax, in each case including an allocation of any such amounts from a flow-through entity. (51) “Indemnifiable Claim” has the meaning set forth in Section 16.03. (52) “Indemnified Party” means Talcott Indemnified Party or Service Provider Indemnified Party, as applicable. (53) “Indemnifying Party” means Talcott under Section 16.01 and Service Provider under Section 16.02. (54) “IP” means any (a) inventions, processes, methodologies, procedures and trade secrets; (b) Software and tools; (c) literary works or other works of authorship, including documentation, reports, drawings, charts, graphics, and other written documentation; (d) trademarks, service marks, logos, or domain names; and (e) any other intellectual property, including AI. (55) “Key Personnel” means certain roles or individuals jointly designated by Service Provider and Talcott as critical to providing the Services and identified as being “key personnel” in the applicable Statement of Work throughout its term. (56) “Laws” means all US and non-US laws, ordinances, rules, regulations, declarations, decrees, directives, legislative enactments, interpretations, guidance, enforcement policies, and Governmental Authority orders and subpoenas, as changed, supplemented, amended, or replaced. (57) “Losses” means all losses, damages, payment, liabilities (including settlements, judgments, fines and penalties), claims, and all related costs and expenses (including any and all reasonable attorneys’ fees, court costs and other litigation, settlement, judgment, appeal, interest, penalties and expenses) incurred by an Indemnified Party. (58) “Mandatory Change” has the meaning set forth in Schedule C.

7 (59) “Milestone” means an event identified as a Milestone in a Statement of Work or Project Plan, specifying a date on or by which specified tasks are to be completed and Services and Deliverables are to be provided. (60) “Milestone Completion Date” for any particular Milestone, shall mean the date that such Milestone is due to be achieved (including the scheduled completion of Talcott Group’s Acceptance process). If there is a delay in the completion of a Milestone, and Service Provider is excused from such delay pursuant to the terms of this Agreement, then there shall be a day-for-day extension of the Milestone Completion Date (i.e., for each day of excused delay, the completion date will be extended by a day). (62) “Minimum Retention Roles” means the roles identified as such in the applicable Statement of Work. (63) “MSA Terms” means the provisions of ARTICLE 1 through ARTICLE 22, including all subsections. (64) “New Services” means functions that Talcott Group requests Service Provider to perform under this Agreement: (1) that are in addition to, and materially different from, and beyond the scope of, the Services; and (2) for which there is no existing charging mechanism in this Agreement. (65) “Normal Change” has the meaning set forth in Schedule C. (66) “Other Supplier” means any third party providing services to Talcott or its Affiliates. (67) “Parent Parties” means (a) Sixth Street Partners, LLC and its Affiliates; and (b) any other Person Controlling Talcott Financial Group Investments, LLC at any time of determination, in each case, other than Talcott Financial Group Investments, LLC and its Controlled Affiliates. (68) “Parties” means Talcott Group and Service Provider. (69) “Party” means either Talcott Group or Service Provider. (70) “Personal Information” means any non-public information or data, provided by Talcott Group for the provision of Services, that is considered “Personally Identifiable Information,” “Personal Information,” “Personal Data,” or like terms under applicable Data Privacy Laws that: (a) identifies an individual, including by name, signature, address, e- mail address, telephone number or other unique identifier; (b) that can be used to identify or authenticate an individual, including passwords, PINs, biometric data, unique identification numbers (e.g., social security numbers), answers to security questions or other personal identifiers; (c) identifies, relates to, describes or can reasonably be linked to a particular individual or household; or (d) information that is not specifically about an identified or identifiable individual but, when combined with other information, may identify an individual. For the avoidance of doubt, Personal Information shall not include

8 anonymous, aggregated, or de-identified data to the extent such data is exempt or excluded from regulation under applicable Data Privacy Laws. (71) “Policies” means policies, standards and procedures of Talcott Group that are (a) attached to this Agreement; (b) attached to (and thereby made applicable to) a particular SOW; or (c) otherwise provided or made available to Service Provider in accordance with Section 2.03. (72) “Policies and Procedures Manual” has the meaning set forth in Section 2.08. (73) “Project” means an implementation project or any other project, typically pursuant to a Statement of Work or Project Plan. (74) “Project Phase” has the meaning set forth in Section 8.03(1). (75) “Project Plan” means, with respect to a Project, the plan or plans mutually agreed by the Parties for the successful completion of such Project. (76) “Recovery Time Objective” means the time period within which Service Provider is required to restore a Service in the event of a Business Continuity Event or Force Majeure Event, as such time is set forth in Schedule K or the applicable Statement of Work. (77) “Related Documentation” means, with respect to Software, all materials, documentation (including control documentation utilized in connection with an audit), specifications, technical manuals, user manuals, flow diagrams, file descriptions, and other written information that describes the function and use of such Software but excluding any source code. (78) “Relief Event” has the meaning set forth in Section 2.05. (79) “Representative Sample” has the meaning set forth in Section 9.07(3). (80) “Residual Information” has the meaning set forth in Section 6.04. (81) “Review Period” means the period of time within which Talcott will have to Accept or reject each Milestone and Deliverable. (82) (83) “Sanctions Laws” has the meaning set forth in Section 22.06. (84) “Service Delivery Organization” means the personnel of Service Provider (including, for clarity, Service Provider Agents) who provide the Services. (87) “Service Level Termination Event” has the meaning set forth in Schedule A.

9 (88) “Service Levels” means the required quantitative levels and standards for the performance of the Services as set forth in each applicable Statement of Work. (89) “Service Locations” means the Talcott Service Locations and Service Provider Service Locations. (90) “Service Readiness Tests” means the tests to be performed to assess whether Service Provider is ready to provide the applicable Services in a live production environment. (91) “Service Recipient” means Talcott Group and Talcott Agents. (92) “Service Taxes” means all sales, use, lease, service, value-added, excise, consumption, stamp duty, and other similar taxes and duties, other than any Excluded Taxes. (93) “Statement of Work” or “SOW” means a mutually agreed statement of work for the provision of Services under this Agreement. (94) “Service Provider” has the meaning set forth in the preamble. (95) “Service Provider Agent” means an agent, contractor, subcontractor, or other representative of Service Provider performing any of Service Provider’s obligations under this Agreement. (96) “Service Provider Compliance Manager” has the meaning set forth in an applicable Statement of Work. (97) “Service Provider Consents” means all licenses, consents, permits, approvals, and authorizations that are necessary to allow, in connection with the Services, (a) Service Provider and Service Provider Agents to use on behalf of itself and Talcott Group in connection with performing the Services (i) the Service Provider IP and Service Provider hardware, equipment, compute and storage, (ii) any assets owned or leased by Service Provider or Service Provider Agents, and (iii) any third-party services retained by Service Provider; (b) Service Recipients and Talcott Agents to use the Service Provider IP and Service Provider hardware, equipment, compute, and storage as set forth in the Agreement or in the applicable Statement of Work; and (c) Service Provider and Service Provider Agents to assign the Deliverables and Talcott Data to Talcott Group as set forth in the Agreement or in the applicable Statement of Work. (98) “Service Provider Executive” has the meaning set forth in an applicable Statement of Work. (99) “Service Provider Financial Manager” has the meaning set forth in an applicable Statement of Work. (100) “Service Provider Indemnified Parties” means Service Provider, its Affiliates, and the officers, directors, employees, successors, and permitted assigns of Service Provider and its Affiliates. (101) “Service Provider IP” means IP that is licensed or owned by Service Provider (or, for clarity, by a Service Provider Agent), that is used in connection with the Services, including

10 the Software set forth in the applicable Statement of Work and indicated as “Service Provider” Software. (102) “Service Provider Personnel” means personnel of the Service Delivery Organization. (103) “Service Provider Resources” means the Service Provider IP, Deliverables, Services, or any other resource or item provided to Service Recipients by Service Provider (or, for clarity, a Service Provider Agent). (104) “Service Provider Senior Executive” has the meaning set forth in an applicable Statement of Work. (105) “Service Provider Service Delivery Executive” has the meaning set forth in an applicable Statement of Work. (106) “Service Provider Service Location” means any premises owned, leased or used by Service Provider set forth in the applicable Statement of Work, from which Service Provider shall provide the Services described in such Statement of Work (including any business continuity or disaster recovery services with respect to such Services). Certain requirements related to the Service Provider Service Locations are provided in Schedule L. (107) “Service Provider Solution” means all equipment, compute, storage, systems, Software, documentation, end user, technical manuals and help materials (printed or electronic), tools, utilities, operating systems, and databases that Service Provider uses to provide the Services. For clarity, the Service Provider Solution includes any Service Provider IP used to provide the Services. (108) “Service Provider Use of AI” has the meaning given in Section 6.03. (109) “Services” means the Designated Services, Termination Assistance Services, Continued Services, and any other services, functions, and responsibilities the Parties agree shall be provided under this Agreement. (110) “Software” means the object code and source code versions of any applications; programs; operating system software; computer software languages; utilities; tools; machine-readable texts, files, and other computer programs (i.e., any set of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result); and documentation and supporting materials relating thereto, in whatever form or media (including the tangible media upon which such application programs, operating system software, computer software languages, utilities and other computer programs, and documentation and supporting materials relating thereto are recorded or printed), altogether with all corrections, improvements, updates, and releases thereof. .

11 (115) “Synthetic Data” means non-authentic, invented, or automatically generated data that are not event generated in the real world. (116) “Talcott” has the meaning set forth in the preamble. (117) “Talcott Agent” means an agent, contractor, subcontractor, or other representative of Talcott Group, other than Service Provider, exercising any of Talcott Group’s rights or performing any of Talcott Group’s obligations under this Agreement. (118) “Talcott Auditors” means Talcott Group, including its audit and compliance personnel, privacy and security officers (or their delegates), and any of its regulators, accountants, auditors, or third-party consultants. (119) “Talcott Data” means all data or information regarding Talcott Group, the businesses of Talcott Group, or Talcott Group clients, employees, former employees, distribution partners, agents, customers (including their beneficiaries and annuitants), policy and/or certificate holders, suppliers, contractors, other third parties doing business with Talcott Group, third-party administrators and recipients of Talcott Group’s services, either directly or indirectly, such as employees of Talcott Group customers, plan participants, personnel, dependents, beneficiaries and similarly situated persons (a) submitted to Service Provider by Talcott Group or the Service Recipients; (b) obtained, developed, processed, or produced by Service Provider (other than data internal to Service Provider, such as individual performance data for the personnel of the Service Delivery Organization and security logs retained by Service Provider); or (c) accessed by Service Provider in connection with the Services. (120) “Talcott Data Safeguards” means the Policies, standards, privacy requirements, cybersecurity requirements, requirements for responsible use of AI, and other obligations as set forth in this Agreement, including Schedule I. (121) “Talcott Group” means Talcott and any Affiliates of Talcott that receive the Services, either individually or collectively, as the context demands, and shall not include the Parent Parties. (122) “Talcott Indemnified Parties” means Talcott, its Affiliates and the officers, directors, employees, successors, and permitted assigns of Talcott and its Affiliates. (123) “Talcott IP” means IP that is licensed or owned by Talcott Group or a Talcott Agent (other than the Service Provider IP) that is used by Service Provider in connection with the Services, including the Software set forth in the applicable Statement of Work as being “Talcott Software.” (124) “Talcott IT Executive” has the meaning set forth in an applicable Statement of Work. (125) “Talcott Senior Executive” has the meaning set forth in an applicable Statement of Work.

12 (126) “Talcott Service Delivery Executive” has the meaning set forth in an applicable Statement of Work. (127) “Talcott Service Location” means any premises owned, leased, or used by Talcott Group and identified in the applicable Statement of Work, at which Talcott Group may (to the extent set forth in such Statement of Work) provide space for Service Delivery Organization personnel to provide Services. (128) “Talcott Serviced Business” means the specific Talcott Group policies and blocks of business to which the Services relate. (129) “Tax Authority” means any Governmental Authority or other fiscal, revenue, customs or excise authority, body or official competent to impose, collect or assess any and all present or future taxes, levies, imposes, deductions, charges or withholdings, and all liabilities with respect thereto. (130) “Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto. (131) “Term” means the term that this Agreement remains in effect, including any Termination Assistance Periods. (134) “Third-Party Materials” are materials, including Software and documentation, owned, or provided by a third party. (135) “Third Party Administration Services” or “TPA Services” has the meaning set forth in Schedule D. (136) “TPA SOW” means the Statement of Work for TPA Services dated as of the Effective Date. (137) “Transition Milestone” has the meaning set forth in Schedule G. Section 1.02 References. (1) References to this Agreement include the Schedules, Statements of Work, and all other attachments hereto; references to the Schedules or Statements of Work include any attachments thereto. (2) Except where otherwise indicated, references in these MSA Terms to Articles, Sections, or attachments are to Articles or Sections of, or attachments to, these MSA Terms (i.e., exclusive of the Schedules and Statements of Work).

13 (3) References in this Agreement to, and mentions of, the word “include,” “including,” or the phrases “e.g.” or “such as” means “including, without limitation.” Section 1.03 Headings. The Article and Section headings, Table of Contents, and Table of Schedules are for reference and convenience only and shall not be considered in the interpretation of this Agreement. Section 1.04 Precedence. In the event of a conflict between these MSA Terms, the terms and conditions of any Schedules, or a Statement of Work, the order of precedence shall be as follows: first, these MSA Terms; second, the Schedules; third, any Statements of Work. In the event of a conflict between a Schedule and its attachments or between a Statement of Work and its attachments, the Schedule and Statement of Work (as applicable) shall prevail. Section 1.05 Agreement Framework and Guarantee. (1) These MSA Terms establish the general terms and conditions applicable to Service Provider’s provision and Talcott Group’s receipt of the Services. ARTICLE 2 SERVICES. Section 2.01 Services Generally. Service Provider shall provide the Services to the Service Recipients in accordance with this Agreement. For Statements of Work executed in connection with work to be performed for Talcott in the United States of America, and solely to the extent that CTS US employees are required for the provision of Services or Deliverables by Service Provider in connection with such Statement of Work, CTS US will also execute such Statement of Work solely for the purpose of providing Services and Deliverables to Talcott for Service Provider. Service Provider will remain fully responsible and liable for all Services and Deliverables provided under this Agreement by its Affiliates and Service Provider Agents. Any Affiliate of Talcott may enter into Statements of Work with Service Provider and, only for the purposes of any such Statements of Work, shall be considered “Talcott” as that term is used in this Agreement. Service Provider shall cause the Services to be performed (1) with adequate numbers of qualified personnel (as to training, skill and experience) operating from the geographies and locations that may be required by any particular Statement of Work; (2) in a good, professional, and workmanlike manner; (3) consistent with industry standards and generally accepted practices; (4) in accordance with Laws applicable to Service Provider in its provision of Services; and (5) with the experience and expertise necessary to provide the Services in accordance with this Agreement. Service Provider will follow industry leading practices in the provision of Services, which may include technological advancements and other improvements. Services will be performed in accordance with the Service Levels, as further described in Schedule A and the applicable Statement of Work. Section 2.02 Labor and Materials. Service Provider shall perform all work necessary to provide the Services in accordance with this Agreement. Except as explicitly provided otherwise, Service Provider shall be financially responsible and pay for all labor, materials, services, facilities, equipment, Service Provider Software, and resources (including the Service Provider IP and Service Provider Resources) necessary to provide the Services and meet its obligations under this Agreement, excluding the Talcott Software to be furnished by Talcott Group.

14 Section 2.03 Policies. In connection with its provision of the Services, Service Provider shall comply with the Policies. Policies may be maintained on an internal website or database designated by Talcott Group and made accessible to Service Provider. If there is a new Policy that Service Provider must comply with or a Policy is updated, Talcott Group shall notify Service Provider of such new Policy or update. Section 2.04 Reports and Data Feeds. Service Provider shall provide all information and data reports specified in this Agreement, including in Schedule B and the applicable Statement of Work. Service Provider shall provide Talcott Group with real time, “read-only” access to those systems that store or process Talcott Data, for its compliance with Laws, fraud investigation(s), and its internal operations oversight except to the extent such access is unavailable during periods of scheduled and emergency maintenance. Section 2.05 Relief Event. Service Provider shall be excused for its non-performance of an obligation under this Agreement for as long as, and to the extent, Service Provider’s performance of such obligation is directly prevented by (1) the failure of Talcott Group or a Talcott Agent to perform any of its obligations under this Agreement (including, subject to a root cause analysis, a failure of a system provided by Talcott Group or a Talcott Agent to perform in accordance with the requirements explicitly set forth in this Agreement, provided such failure is not due to an act or omission of Service Provider or its Affiliates); (2) a written or electronic agreement between the applicable Service Provider Service Delivery Executive and Talcott Senior Executive to re-direct resources or priorities other than in the ordinary course of the Services (provided, however, that the applicable Service Provider Service Delivery Executive notifies the Talcott Senior Executive prior to such agreement that such redirection or reprioritization shall cause such nonperformance); or (3) incorrect or incomplete information provided by a Talcott Agent that could not have been identified as incorrect or incomplete in connection with Service Provider’s performance of the Services or the exercise of reasonable judgment (collectively, “Relief Events”); provided, however, that Service Provider (a) demonstrates the basis for the Relief Event was the primary cause of such nonperformance; (b) uses commercially reasonable efforts to mitigate the impact of such Relief Event; (c) continues to use commercially reasonable efforts (including emergency fixes and workarounds) to perform such obligation; and (d) provides Talcott Group notice of such non-performance describing in reasonable detail the nature of such non-performance as soon as possible after Service Provider (i) knows of such non-performance, but in no event later than one (1) Business Day after Service Provider has such knowledge, or (ii) should have known of such non-performance in which case Service Provider shall not be excused until after it provides notice of the non-performance. Section 2.06 New Services. (1) New Services. Talcott Group may, from time-to-time propose that Service Provider perform New Services upon a Change to the applicable Statement of Work in accordance with the Change Procedures set forth in Schedule C, or by the execution of a new Statement of Work. Within a reasonable period of time after the receipt of such proposal, Service Provider shall prepare and submit to Talcott Group at no charge a proposal for the performance of the New Services (such proposal shall include necessary and reasonable scoping and analysis of the New Services in order to be able to specify the applicable personnel, hardware and Software resources and the applicable Fees), consistent with the procedures set forth in Schedule C. Talcott Group shall not be required to accept any such proposal. Talcott Group shall not be obligated to obtain any New Services from Service Provider, nor shall Talcott Group be prevented from requesting or obtaining such services from a third party. If the Parties are in dispute as to whether the proposed service is a New Service or an in-scope Service, Service Provider shall begin performing the services upon Talcott Group’s written instruction to begin work, solely for immediate and urgent needs, provided that the initial request contains defined Deliverables or Milestones, as applicable,

15 and Fees commitment. If the Parties later agree that the work is a New Service and separately billable, but the Fees have not been agreed upon, then Talcott Group shall pay the applicable rates set forth in Schedule D or the applicable Statement of Work while the dispute regarding the Fees is being resolved. If the resource is not covered by Schedule D or the applicable Statement of Work, Service Provider’s commercially reasonable rates consistent with the discounts and rates otherwise provided to Talcott Group shall apply, until the Fees have been resolved. In no event will Talcott Group be obligated to pay for any services other than the then-existing Services without the written agreement of the Parties. New Services may be performed under an existing Statement of Work or pursuant to a new Statement of Work. Section 2.07 Quality Assurance and Continuous Improvement. In performing the Services, Service Provider will, in accordance with leading industry practices, undertake quality assurance procedures designed to ensure that the Services are performed with professional quality and reliability. Such procedures shall include checkpoint reviews, testing, and Acceptance. Service Provider, as part of its total quality management process, will provide continuous quality assurance through: the implementation of concrete programs, practices, and measures designed to improve performance (including the Service Levels). Service Provider will utilize project management tools, including productivity aids and project management systems, as appropriate in performing the Services. Service Provider will perform root cause analyses pursuant to and in accordance with the requirements of Schedule E. Section 2.08 Policies and Procedures Manual. As further described in Schedule F, Service Provider shall (1) develop a management and operations procedures manual detailing processes required to manage the performance of the Services in accordance with this Agreement and applicable Laws, and (2) deliver a draft to Talcott for its review and approval. A version approved by Talcott of such manual must be completed by Service Provider within the time specified in Schedule F or the applicable Statement of Work and prior to the commencement of any Designated Services (such approved draft shall be the “Policies and Procedures Manual”). For avoidance of doubt and without limitation, the Policies and Procedures Manual must include policies and procedures reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 under the Investment Company Act of 1940, as amended) in connection with the Services. Until such time that the Policies and Procedures Manual is finalized, Service Provider

16 shall follow and comply with Talcott Group’s policies and procedures in place prior to the Effective Date that are made known to Service Provider in advance and in writing. Service Provider shall be responsible for maintaining and keeping the Policies and Procedures Manual current during the Term, with all changes being subject to Talcott’s review and approval, in accordance with the requirements of Schedule F. At least annually, the Policies and Procedures Manual shall be submitted to Talcott for review and approval. Service Provider shall provide access to personnel of the Service Delivery Organization and shall furnish such records and information as reasonably requested by Talcott Group to facilitate Talcott Group’s assessment of the adequacy, effectiveness, and implementation of the Policies and Procedures Manual. If, Talcott Group does not approve of the Policies and Procedures Manual for non-compliance with the requirements set forth in this Agreement (including Schedule F), Service Provider shall revise the Policies and Procedures Manual as reasonably necessary, and otherwise reasonably cooperate with Talcott Group, until Talcott provides such approval. At any time, in the event that Talcott reasonably determines that the Policies and Procedures Manual should be updated or revised for changes in applicable Laws, instances of noncompliance with the Agreement or applicable Laws, regulatory recommendations or guidance, changes in Services, or as otherwise deemed necessary by the Parties, Service Provider shall revise the Policies and Procedures Manual in cooperation with Talcott Group, and submit the revised Policies and Procedures Manual for Talcott’s review and approval. For the avoidance of doubt, Service Provider’s obligations under this Section 2.08 are cumulative with and in addition to its obligations under Section 2.03. Section 2.09 Divestitures and Acquisitions. In the event that Talcott Group divests an entity, business unit, or set of assets otherwise comprising a business (including by way of reinsurance), Talcott Group may elect either (a) for Service Provider to continue to provide any Services to such divested entity or business as a Service Recipient under this Agreement, provided that if changes are required to Service Provider’s operations or costs of providing Services in order to continue providing Services to a divested entity or business (e.g., create a separate environment), the Parties shall address any incremental costs required to implement such changes through the Change Procedures; or (b) to remove such divested entity or business from the receipt of the Services, in which case there will be a corresponding reduction in volumes and Fees, notwithstanding any limitations to the contrary in a Statement of Work. To the extent Talcott Group elects to continue the provision of Services under this Agreement, Talcott Group shall continue to be responsible for the corresponding Fees and such entity’s or business’ compliance with the relevant terms of this Agreement. Any divested entity or business receiving Services in accordance with the foregoing shall have all rights afforded to Service Recipients under this Agreement. In the event Talcott Group acquires an entity or business (as a new Affiliate or otherwise, including by way of reinsurance), Talcott Group may elect to have Service Provider provide some or all of the Services to such acquired entity or business in accordance with this Agreement. In such event, the Parties will negotiate in good faith a revised pricing structure to account for the corresponding increase in volumes and Fees. To the extent such acquired entity or business is already receiving services from (i) Service Provider that are similar to and could be replaced by the Services, Talcott Group, and the acquired entity may elect to terminate the acquired entity’s agreement (or relevant portions thereof) at no charge, notwithstanding anything to the contrary in such agreement, and instead incorporate such services under this Agreement, subject to an equitable adjustment in the calculation of termination fees under the applicable Statement of Work as may be necessary to enable Service Provider to recover any costs that Service Provider otherwise would have been entitled to recover through the termination fees of the acquired entity’s agreement in the event of its early termination; or (ii) another third- party service provider that are similar to the Services, Talcott Group may elect to terminate this Agreement (or relevant portions thereof) in accordance with Section 19.3 (Termination for Convenience) of this Agreement. For the avoidance of doubt, Talcott Group’s rights under this Section 2.09 are cumulative with and in addition to its obligations under Section 22.02. Section 2.10 Transition and Transformation. Service Provider will perform its responsibilities for Transition and Transformation in accordance with the requirements of Schedule G and the applicable

17 Statement of Work or Project Plan. Particular provisions related to Talcott Group rights with respect to Transition and Transformation and remedies for Service Provider’s delays and failures are set forth therein. ARTICLE 3 SERVICE DELIVERY ORGANIZATION. Section 3.01 Service Delivery Organization Personnel. (1) For purposes of this Agreement, Service Provider will be responsible for the acts and omissions of all personnel of the Service Delivery Organization, and all other Service Provider employees, contractors, and agents to the same extent as if performed by Service Provider. (2) Service Provider shall ensure that all personnel assigned to perform the Services under this Agreement possess the necessary skillsets, training, experience, and qualifications required to perform their assigned roles competently and in accordance with industry standards. Prior to assigning any Key Personnel to perform the Services, Service Provider shall provide Talcott Group with an opportunity to review and approve the qualifications, training, and expertise of such personnel. Talcott Group shall have the right to request reasonable additional information regarding any proposed Key Personnel’s qualifications and may reject any Key Personnel that do not meet the required skillsets or expertise, provided that such rejection shall not be unreasonably exercised, and Talcott Group shall provide Service Provider with an explanation as to the reason for the rejection. In the event that Talcott Group reasonably determines that any Key Personnel assigned by the Service Provider do not meet the required qualifications or are otherwise unsuitable for the performance of the Services, Talcott Group may request their removal and replacement at no additional cost. Service Provider shall promptly provide a suitably qualified replacement, subject to Talcott Group’s review and approval, without impacting the agreed timelines or service levels under this Agreement. (3) Before assigning any individual to the Service Delivery Organization, Service Provider shall conduct background checks at the local, state and federal/country level. Such background check shall include, to the extent permitted by law, (a) education verification, including verification of diploma, if required for performance of Services; (b) prior employment verification for all personnel of the Service Delivery Organization above entry level (going back no less than five (5) years); (c) social security or other similar verification, as applicable; (d) felony and misdemeanor criminal checks, including no less than seven (7) years of criminal history in the jurisdictions where such individual has lived and/or worked (including, in the United States, a federal check), and if required by applicable Law, facilitating the fingerprinting of such individual; (e) confirmation that the applicable persons have necessary security clearances, visas and work permits; and (f) credit check for personnel of the Service Delivery Organization who handle, are responsible for or have access to any financial transaction data. For clarity, Service Provider will pay for all costs associated with conducting the background checks required by this Section. Service Provider shall not assign any individual to the Service Delivery Organization (i) whose background check is not consistent with the information provided by such individual or such individual’s previous employer, (ii) who has been convicted of, pled guilty or nolo contendere to a crime involving breach of trust, dishonesty, injury, or attempted injury to any property or person, or (iii) who refuses to provide consent with respect to Service Provider’s performance of the background checks described in this Section. Service Provider shall (A) maintain a copy of such background checks during the Term, (B) certify Service Provider’s compliance with this Section 3.01(3) to Talcott Group

18 upon Talcott Group’s written request, and (C) if required by applicable Law or upon a Governmental Authority request, shall provide Talcott Group with such copy for its review. Service Provider will have the ongoing duty to inform Talcott Group promptly upon learning that any member of the Service Delivery Organization has been convicted of a felony. Should Service Provider learn, after assigning an individual to be part of the Service Delivery Organization, that the individual has been convicted of a felony, Service Provider will promptly advise Talcott Group of such fact and remove the individual from performing Services. (4) Service Provider will not assign any person to provide Services if such person (a) has been convicted of or has an outstanding arrest warrant for a felony within the past seven (7) years, or (b) has been convicted of or entered a plea of guilty, no contest, nolo contendere, or continuation without a finding in the past seven years to (i) any crime of dishonesty, defined as a crime involving identity theft, investments, fraud, theft, bribery, wrongful taking of property, computer fraud and abuse, perjury, forgery, counterfeiting, extortion, false statements, or any other crime involving dishonesty; or (ii) any crime of violence, defined as any crime involving the use, attempted us, or threatened use of physical force against the person of another or that, by its nature, involves a substantial risk that physical force against the person of another may be used in the course of committing the offense. If Service Provider learns that any Service Provider Personnel has been convicted of any of the crimes or satisfies any of the conditions identified in clauses (a) – (b) above, then Service Provider will immediately notify Talcott and remove the individual from performing Services. (5) Service Provider shall, prior to assignment of any personnel to the Service Delivery Organization, validate that such personnel are not listed on any restricted party lists published and maintained by the United States government, including but not limited to the Denied Persons List, Unverified List, Entity List, Specially Designated Nationals (SDN) List, Debarred List, and Nonproliferation Sanctions Lists. The Service Provider shall conduct such screening using the most current lists available through the US Department of Commerce, Department of the Treasury, and Department of State. The Service Provider shall also conduct periodic re-screening and promptly notify Talcott in the event of any changes affecting assigned personnel. Service Provider shall also conduct, at Talcott’s request but no more frequently than annually, a review of the lists mentioned above, and shall provide to Talcott certification of the completion of such reviews upon request. Service Provider shall report to Talcott promptly if it becomes aware that a member of the Service Delivery Organization is placed on any of the foregoing lists published by the government of the United States of persons or entities with whom any US person or entity is prohibited from conducting business (or any successor list published by the US Government) and shall promptly, at Service Provider’s sole expense and without excusing any of its performance obligations hereunder, remove any such person or entity from performing any Services. Service Provider shall ensure that all Service Delivery Organization personnel performing Services are legally authorized to work in the in compliance with all applicable immigration and employment Laws Service Provider shall also ensure that such personnel are free from any legal, contractual, or other restrictions that would prohibit them from performing Services for Talcott, including but not limited to employment agreements, non-compete agreements, or other restrictive covenants with current or former employers. In the event that any Service Provider Personnel (i) are not legally authorized to work in the United States, (ii) cease to be authorized to work in the United States, or (iii) are otherwise unavailable due to work authorization restrictions, such

19 circumstances shall not relieve the Service Provider of its obligation to fulfill its staffing commitments under any applicable Statement of Work. (6) As requested, Service Provider shall provide certification that any or all foreign nationals assigned to perform Services for Talcott Group in the United States meet requirements of applicable immigration Laws and bear all expenses for obtaining and maintaining compliance with such Laws. In the United States, applicable immigration Laws include, but are not limited to, as amended, applicable US immigration laws and regulations, including those governing L-1 and H-1B visa programs. In the event that it is necessary for Service Provider to obtain visas or work permits for Service Provider Personnel, Talcott Group will cooperate with Service Provider by using commercially reasonable efforts to facilitate Service Provider’s efforts, including, but not limited to, providing, and hereby consents to Service Provider providing to immigration authorities, documentation indicating the nature and location of the work to be performed, the necessity of the work to be performed, and other documentation as may be reasonably required and related to this Agreement (including the existence and terms of this Agreement and the identity of the Parties hereto), and posting such notices as may be legally required (including any legally required notice posting at Talcott Group sites from which the Parties contemplate Services being provided by Service Provider Personnel who are foreign skilled workers). (7) Except where a Statement of Work expressly provides otherwise, Service Provider will cause each member of the Service Delivery Organization to be solely dedicated to the Talcott Group account while providing Services. Service Provider shall ensure that each member of the Service Delivery Organization complies with (a) the confidentiality provisions of this Agreement, both during and after the Term; (b) the provisions of this Article; (c) while such member of the Service Delivery Organization is at any Talcott Group facility, the facility’s policies, codes of conduct, and safety requirements applicable to such Talcott Group facility as are made available to such personnel or Service Provider in advance and in writing; and (d) any applicable Policies. Prior to assigning an individual to the Service Delivery Organization, Service Provider has caused, or shall cause, such individual to enter into a non-disclosure and assignment of IP and other proprietary rights agreement no less protective than the form set forth in Schedule H. Section 3.02 Key Personnel and Minimum Retention Roles. (1) The Key Personnel positions (and, in some cases, the names of individuals serving as Key Personnel) will be set forth in the applicable Statement of Work. Unless otherwise agreed by the Parties, subject to the total percentage of Key Personnel not exceeding fifteen percent (15%) of the Service Delivery Organization, Talcott Group may, in its sole discretion, request a change to the Key Personnel positions from time to time. Except where a Statement of Work expressly provides otherwise, Service Provider will cause each of the Key Personnel to be solely dedicated to the Talcott account while providing Services. (2) Before assigning any individual as a Key Personnel, whether as an initial assignment or as a replacement, Service Provider shall: (a) notify Talcott of the proposed assignment; (b) introduce the individual to appropriate representatives of Talcott Group and permit such representatives to interview such individual; (c) provide Talcott Group with a resume and any other information available to Service Provider regarding the individual that may be requested by Talcott Group; and (d) obtain Talcott’s approval for such assignment. If Talcott does not approve such individual, Service Provider shall as soon as possible propose a replacement to Talcott Group in accordance with this Section. Service Provider

20 shall provide Talcott Group with an updated list of all individuals serving as Key Personnel upon request by Talcott. (3) Each individual assigned to be a Key Personnel shall not be removed, replaced or reassigned for the lesser of: (a) the time period for which such individual is contracted to provide Services in the applicable Statement of Work; or (b) twelve (12) months from the date that such individual first began to serve in such role, without first receiving Talcott Senior Executive’s prior written consent, which may be withheld in Talcott’s sole discretion; provided, however, that Service Provider may replace such Key Personnel if such Key Personnel (i) voluntarily resigns from, or is dismissed by, Service Provider; (ii) dies, is disabled or is placed on long-term medical leave; (iii) is placed on long-term leave due to family considerations, analogous to those codified in the Family and Medical Leave Act (FMLA, US PL 103-3); or (iv) is promoted by Service Provider or is prohibited by law from filling such position (such situations being referred to as “Allowable Removals”); and provided further that if the Talcott Senior Executive does not consent to a requested reassignment, Service Provider may raise its concerns through the governance procedures. Nothing in this Section 3.02 will be deemed to require Service Provider to terminate the employment of such individual. (4) Except for an Allowable Removal, and separate from the retention requirements above, Service Provider will give Talcott at least sixty (60) days’ advance notice of a proposed change in any individual serving in a Key Personnel position or Minimum Retention Role and will discuss with Talcott Group any objections Talcott Group may have. Prior to such notice, there must be a transition plan that has been approved in writing by Talcott with respect to such position. Service Provider will arrange, at no charge, for the proposed replacement to work side-by-side with the individual being replaced during the notice period to effectuate a seamless transfer of knowledge prior to the incumbent leaving the Key Personnel position or Minimum Retention Role. Subject to an Allowable Removal, Key Personnel may not be transferred or re-assigned by Service Provider until a suitable replacement has been approved by Talcott, and no such re-assignment or transfer may occur at a time or in a manner that would have an adverse impact on delivery of the Services or Talcott Group’s operations. Section 3.03 Replacements and Turnover. (1) Upon receipt of a notice from the Talcott Senior Executive to remove a member of the Service Delivery Organization and provided Talcott Group gives such notice in good faith, Service Provider shall promptly remove any such Service Delivery Organization member; provided, however, that in the event the Talcott Senior Executive requests removal of a Service Delivery Organization member because of such individual’s tortious conduct, illegal conduct, failure to comply with Policies (including noncompliance with Talcott Data Safeguards) or moral turpitude, Service Provider shall remove such individual immediately upon receipt of the request from the Talcott Senior Executive. (2) Service Provider shall as soon as reasonably possible replace any Service Delivery Organization personnel who is terminated, resigns, or otherwise ceases to perform the Services with an individual with similar qualifications to perform the Services and shall otherwise maintain backup and replacement procedures for the Service Delivery Organization to maintain continuity of the Services without adversely affecting the performance of the Services or Service Levels.

21 (3) For clarity, removals or replacements of Service Delivery Organization personnel under this Section 3.03 (or otherwise in accordance with this Agreement, including with respect to Allowable Removals) do not excuse Service Provider from its obligations under this Agreement. (6) Service Provider shall provide Talcott with quarterly reports on attrition rates, and the Parties shall cooperate in good faith to promptly correct any attrition in excess of the rates stated above. Section 3.04 Subcontracting. (1) Service Provider shall not subcontract or delegate performance of the Services or obligations under this Agreement, including to a successor to a Service Provider Agent, without the written consent of Talcott (in its sole discretion); provided, however, that Service Provider may subcontract or delegate performance of the Services or obligations under this Agreement without such consent to (a) a wholly owned Affiliate of Service Provider; (b) a non-wholly owned Affiliate of Service Provider, if such ownership structure is solely due to a requirement of Law; (c) natural persons who are independent contractors, provided that such independent contractors consist of a de minimis portion of the Service Delivery Organization; and (d) vendors providing equipment or software and maintenance services in connection with such equipment or software (“Vendors”). (2) No subcontracting or delegation shall release Service Provider from its responsibility for its obligations under this Agreement and Service Provider shall be responsible for all acts and omissions of the Service Provider Agents, including compliance or any noncompliance with the terms of this Agreement; provided, however, that Service Provider is not required to pass through any obligations under this Agreement to Vendors and Service Provider may engage such Vendors pursuant to such Vendors’ standard terms and conditions, and

22 provided, further, that nothing in this provision shall limit Service Provider’s (or CTS US’s, as applicable) duties under ARTICLE 9 (Fees and Invoicing) or ARTICLE 10 (Taxes). Service Provider shall be responsible for all payments to the Service Provider Agents. Service Provider shall ensure that any entity to which Service Provider subcontracts or delegates any performance of the Services or any obligations under this Agreement complies with the terms of this Agreement relevant to the services being provided by such Service Provider Agent and shall have agreements with subcontractors that reflect such obligations (which may include replicating the applicable provisions of this Agreement into the subcontract). Service Provider may contract with Vendors providing equipment or software and maintenance services around such equipment or software in accordance with such Vendor’s standard terms and conditions and is not required to pass through any obligations under this Agreement except to the extent necessary for Service Provider to meet its Service Levels (provided that this sentence does not limit Service Provider’s obligations to Talcott Group hereunder). (3) To the extent any subcontractor or other Service Provider Agent is providing the Services or performing any other obligation of Service Provider under this Agreement, use of the term “Service Provider” shall include such subcontractor or other Service Provider Agent (i.e., acts and omissions of such parties will be deemed to be acts and omissions of Service Provider). The inclusion of Service Provider Agent within the definition of “Service Provider” does not cause any Service Provider Agent to be a party to this Agreement (or be part of the term “Party”). For the avoidance of doubt, subject to ARTICLE 17, Service Provider shall be fully responsible and liable for the acts and omissions of Service Provider Agents to the same extent as if Service Provider committed such acts and omissions. Section 3.05 Transfer of Talcott Personnel. A Statement of Work may set forth certain requirements and other provisions that will govern any transfer of Talcott Group employees to Service Provider in connection with such Statement of Work. ARTICLE 4 SERVICE LOCATIONS. Section 4.01 Place of Performance. Service Provider shall provide the Services from the Service Locations as set forth in the applicable Statement of Work, and in accordance with the specified terms and conditions related to the applicable Service Locations as further set forth in the Statement of Work. Notwithstanding anything to the contrary herein, if Talcott Group or Service Provider concludes that it is necessary to relocate any of the Services to be performed under a Statement of Work pursuant to this Agreement in order to comply with applicable Laws or policies, Talcott and Service Provider shall negotiate in good faith and agree to such revised terms. If Service Provider provides Services from any Talcott Service Locations, Service Provider’s use of any such Talcott Service Location shall be subject to Section 4.02 below. Section 4.02 Talcott Service Locations. (1) Service Provider shall cause all personnel in the Service Delivery Organization to: (a) comply with all Talcott Service Location rules, regulations, and guidelines of Talcott Group communicated in advance and in writing to, or otherwise known by, Service Provider; (b) confine themselves to areas designated by Talcott Group; and (c) be subject to Talcott Group’s badge and pass requirements in effect at the applicable Talcott Service Location.

23 (2) All Talcott Service Locations shall be provided to Service Provider on an “as is, where is” basis, without warranty and shall remain the property of Talcott Group. Access to the Talcott Service Location shall be granted by Talcott Group in its sole discretion. (3) Service Provider shall only use the Talcott Service Location for general office purposes or such other specific purposes agreed to by the Parties. Such use shall only be to perform Service Provider’s obligations under this Agreement, shall be in a reasonably efficient manner, and shall be in a manner consistent with current use. Service Provider shall keep the Talcott Service Locations in good order, shall not commit waste or damage on the Talcott Service Location, and shall not use the Talcott Service Location for any unlawful purpose or act. Use of the Talcott Service Location shall not create a leasehold or other real property interest in favor of Service Provider. (4) If Service Provider is using a Talcott Service Location in an inefficient manner that is inconsistent with the manner in which it had been historically used by Talcott Group, Talcott Group will be permitted to pass-through to Service Provider any increases in facilities costs and expenses attributable to Service Provider’s inefficient use. (5) Service Provider shall not assign, sublet, or sublicense the Talcott Service Location or make any modifications or alterations to the Talcott Service Location without the prior written consent of Talcott. (6) Service Provider shall (a) only permit the Service Delivery Organization personnel to have access to, or to use, the Talcott Service Location, and (b) permit Talcott Group to enter the Talcott Service Location at any time as necessary for items such as inspection or maintenance of the Talcott Service Location; provided, however, that Talcott Group shall not unduly interfere with Service Provider’s performance of its obligations. (7) Service Delivery Organization personnel may be required, at Talcott Group’s discretion, to carry Talcott Group’s identification credentials while accessing such space, which shall be surrendered upon demand or completion of such individual’s services. The identification credentials shall be used only as directed by Talcott Group. Service Provider shall be liable for any unauthorized use of the identification credentials by the Service Delivery Organization personnel. If an individual who has been given Talcott Group identification credentials leaves Service Provider’s employment or ceases to perform the Services, Service Provider shall promptly identify such individual to Talcott Group and return such individual’s identification credentials to Talcott Group. In the event such identification credentials are not promptly returned, Service Provider shall promptly provide a written explanation to Talcott Group. If an individual who has been given Talcott Group identification credentials loses such credentials, Service Provider shall reimburse Talcott Group for any charges, fees or expenses related to replacing such credentials to the same extent that Talcott Group’s own employees must reimburse Talcott Group for any charges, fees, or expenses related to lost credentials. (8) Talcott Group shall provide Supplier the facilities services that Talcott Group customarily provides to its contractor personnel at such space. (9) Talcott Group may suspend any member of the Service Delivery Organization’s use of any such Talcott Service Location, upon notice to Service Provider, if such personnel fails to use any such space in accordance with the use terms set forth in this Section 4.02, and

24 Talcott Group’s suspension of personnel’s use of such Talcott Service Location shall not be deemed a Relief Event. (10) Service Provider’s right to use such space shall cease at the end of the Term. Talcott Group may terminate Service Provider’s use of any such space upon thirty (30) days’ notice to Service Provider; provided, however, that Talcott Group shall provide comparable alternative space at another Talcott Service Location located within a reasonable distance of such terminated space, or the Parties may agree on alternative arrangements, if Service Provider does not have alternative space and such termination would adversely affect Service Provider’s performance of its obligations. Section 4.03 Relocations and New Service Locations. Provision of any Services from any new service location, as well as any additional Service to be performed from an approved Service Location, must be approved in advance by Talcott (in its sole discretion); provided, however, that such approval shall not be required (but prior notice shall be required) if the other service location is a building within a contiguous corporate campus that contains an existing Service Provider Service Location. If Talcott rejects any proposed service location, it shall provide the reason for such rejection. If Service Provider requests a relocation to, or use of, another service location, any incremental cost and expense reasonably incurred by Talcott Group as a result of such relocation or use shall be reimbursed by Service Provider to Talcott Group. In addition, Service Provider’s consolidation of any Service Locations or movement of a Service from one location to another, and any other closure of any Service Location by Service Provider, must be approved in advance by Talcott and any incremental cost (including increased Service Taxes for which Talcott Group is financially responsible under this Agreement) and expense reasonably incurred by Talcott Group as a result of consolidation, movement, or closure of any Service Location shall be reimbursed by Service Provider to Talcott Group. In the event Talcott Group requests that Service Provider provide any Services from any other service location, Service Provider shall relocate the provision of such Services in accordance with such request, and any incremental cost and expense reasonably incurred by Service Provider as a result of relocation to, or use of, another such service location shall be reimbursed by Talcott Group to Service Provider; provided, however, that any incremental cost and expense reasonably incurred by either Party as a result of a relocation due to a Talcott Group request based on the following shall be the financial responsibility of Service Provider: (1) work being performed from a location not approved in accordance with this Section; (2) Service Provider’s breach of this Agreement that can only be remedied by relocation; or (3) a reasonably prudent supplier would have relocated from the location or geography based on the geopolitical, environmental, or other risks of remaining in such area. Service Provider shall keep the Talcott Service Locations and Talcott Group assets free of any liens arising from the acts or omissions of Service Provider. ARTICLE 5 COOPERATION WITH OTHER SUPPLIERS. Section 5.01 Cooperation with Other Suppliers. Service Provider shall cooperate with any Other Supplier, to the extent required for Service Provider to provide the Services in accordance with this Agreement or to the extent required for such Other Supplier to provide its services to Talcott Group. Such cooperation shall include: (1) provision of requested and applicable written information concerning the Services, data and technology used in providing the Services including information regarding the operating environment, system constraints, and other operating parameters; (2) reasonable assistance and support to the Other Suppliers;

25 (3) reasonable access to Service Provider and Talcott Group Systems and architecture configurations associated with the Services, to the extent reasonably requested by Other Suppliers; and (4) access to and use of the Service Provider IP and Service Provider hardware to the extent reasonably requested by Other Suppliers; provided, however, that provision of such information, assistance, support, and access shall be subject to such Other Supplier being bound by confidentiality provisions consistent with those in this Agreement and complying with Service Provider’s security policies or license restrictions, to the same extent such policies are applicable to Talcott Group under this Agreement. Section 5.02 Cooperation on Failures. Service Provider shall cooperate with the Other Suppliers and Talcott Group to establish the root cause of any failure. To the extent the root cause of such a failure falls within the responsibility of Service Provider or any of the Other Suppliers to correct, each shall provide to the others, as requested, reasonable assistance and support regarding the resolution of the failure. Talcott Group shall use commercially reasonable efforts to cause Other Suppliers to cooperate with Service Provider in a manner consistent with this Article. In no event shall such assistance and support affect the overall allocation of responsibility between Service Provider and the Other Suppliers regarding (1) Service Provider’s performance of its obligations under this Agreement (including Service Provider’s performing the Services in accordance with the Service Levels); and (2) any Other Supplier’s obligations relating to Talcott Group. Service Provider shall not be responsible for performing the Other Suppliers’ obligations to Talcott Group. ARTICLE 6 LICENSES, PROPRIETARY RIGHTS, AND AI USE. Section 6.01 Talcott IP. Except to the extent otherwise expressly provided in an applicable Statement of Work, or in a separate agreement between the Parties, to the extent Service Provider requires use of the Talcott IP in connection with providing the Services, Talcott hereby grants Service Provider a global, revocable, royalty-free, nonexclusive, nontransferable limited license for Service Provider and Service Provider Agents to access, use, and copy the Talcott IP (but only to the extent permitted by any applicable third-party license agreement) solely for purposes of performing the Services under this Agreement. Such license shall be only for the term of the Statement of Work and any Termination Assistance Period thereafter and shall be limited to the extent necessary for Service Provider and Service Provider Agents to perform their obligations hereunder. Section 6.02 Service Provider IP. (1) Except to the extent otherwise expressly provided in an applicable Statement of Work, or in a separate license agreement between the Parties, and provided that no portion of the Service Provider IP is separated or unbundled or used as a stand-alone product or development tool, (a) to the extent Talcott Group or any other Service Recipients require use of any Service Provider IP in connection with the receipt of the Services, Service Provider hereby grants Talcott Group and such Service Recipients during the Term, solely for Talcott Group and Service Recipients to receive the Services, a global, royalty-free, fully paid-up, irrevocable, non-exclusive license to use such Service Provider IP; and (b) such license shall extend to third parties providing services to Talcott Group or Service Recipients to the extent necessary for such services to be provided by such third parties; provided, however, that such third parties are bound by confidentiality obligations similar to those of Talcott hereunder.

26 (2) Except to the extent otherwise expressly provided in an applicable Statement of Work, or in a separate license agreement between the Parties, following the Term (and any Termination Assistance Period thereafter), to the extent Talcott Group or any other Service Recipients reasonably require use of any Service Provider IP in connection with performance or receipt of services that replace any of the Services, and such Service Provider IP is not commercially available to licensees such as Talcott Group, then Service Provider hereby grants Talcott Group and such Service Recipients a perpetual, global, royalty-free, irrevocable, non-exclusive license to use such Service Provider IP. Such license shall extend to third parties providing services to Talcott Group to the extent necessary for such services to be provided by such third parties; provided, however, that such third parties are bound by confidentiality obligations similar to those of Talcott hereunder. Upon Talcott Group’s request, Service Provider will support such Service Provider IP after such termination or expiration, as follows: (a) if Service Provider has a maintenance and support offering for such Service Provider IP, then it shall make such offering available to Talcott Group on commercially reasonable terms and pricing, and in no event shall such terms and pricing be more restrictive or unfavorable to Talcott Group than offered by Service Provider to similar entities in similar circumstances; or (b) if Service Provider does not have such a maintenance and support offering, then Service Provider shall either, at its option, provide such support as part of Termination Assistance, and thereafter at rates consistent with the rates in Schedule D and the applicable Statement of Work or provide the source code for such Service Provider IP. Section 6.03 Artificial Intelligence. (1) General. The terms of this Section 6.03 shall apply to (i) any use of AI by Service Provider, its Affiliates, and any Service Provider Agents in connection with the Services, except for AI provided or approved in writing by Talcott (in its sole discretion); or (ii) any incorporation or integration of AI (including any Third-Party Materials constituting or incorporating any AI) in the Services or Deliverables except for AI provided or approved in writing by Talcott (in its sole discretion) (“Service Provider Use of AI”). The terms of this Section 6.03 contain additional terms and conditions relating to Service Provider Use of AI which supplement (and shall not limit) the terms and conditions contained elsewhere in this Agreement (including with regard to Talcott Data, confidentiality, proprietary rights, and compliance with laws). In the event of a conflict between the terms of this Section 6.03 and any other provision of this Agreement, the terms of this Section 6.03 shall control. (2) Service Provider Use of AI. (a) Service Provider shall not, and shall ensure that its Affiliates and Service Provider Agents do not, directly or indirectly through any third party, without Customer’s prior written approval in each instance: (i) engage in any Service Provider Use of AI, including in the development or provision of any Deliverables, the generation of Synthetic Data, the processing of any Talcott Data or Talcott Confidential Information, or otherwise in connection to this Agreement; (ii) include any Talcott Data or Talcott Confidential Information, or any portion or attributes thereof, in any AI-related designs, databases, or models, including, without limitation, any data pools, data lakes, data sets, or other data storage or data management; or

27 (iii) use any Talcott Data or Talcott Confidential Information, or any portion or attributes thereof, to train, or otherwise enhance the capabilities of, any AI (including, without limitation, AI designs, models, or tools) or in the development or enhancement of any AI (including, without limitation, AI designs, models, or tools). (b) If Service Provider desires to engage in any Service Provider Use of AI directly, or indirectly through any third party, in a manner prohibited by this Section 6.03(2), then Service Provider shall provide Talcott a written request for approval, which request shall include a detailed proposal describing, as applicable, the specific AI involved, the purpose and function of the AI, risk assessments conducted for the AI, known potential risks for the use of the AI, mitigation procedures that Service Provider will establish and maintain for the use the AI, data used in the AI, data privacy and security impact assessments for use of the AI, audit and testing procedures, and other information reasonably requested by Talcott. Service Provider’s proposal shall be provided with full transparency to enable Talcott to meaningfully evaluate the proposed Service Provider Use of AI. (c) For clarity, Talcott’s approval is not required for Service Provider to use AI to perform internal business operations incidental to the Services. (3) Additional Terms Relating to AI. (a) Compliance with AI Laws. Without limiting Service Provider’s other compliance with Laws obligations under the Agreement, Service Provider shall comply with and shall ensure any Service Provider Use of AI complies with all AI Laws applicable to Service Provider or identified by Talcott in writing. Further, Service Provider shall diligently track current and emerging AI Laws applicable to Service Provider or identified by Talcott in writing and promptly implement any necessary changes to its Services and Service Provider Use of AI in connection therewith, in order to comply with any changes to such AI Laws, subject to Talcott’s prior written approval for any changes to the Services or Service Provider Use of AI previously approved by Talcott. (b) Synthetic Data. All Synthetic Data generated or derived by Service Provider use of AI from Talcott Data or Talcott IP, or any portion or attributes thereof, shall be deemed Talcott Data and/or Talcott IP. (c) Responsible AI Practices. With respect to any Service Provider Use of AI, Service Provider shall: (i) not (a) use or disclose Talcott Data or Talcott Confidential Information in connection with any external large language model, application, bot, software, or website, including those using AI technology not approved by Talcott, in writing; or (b) use or disclose Talcott Data or Talcott Confidential Information, or its related results, outcomes or outputs, in any manner not approved by Talcott in writing; (ii) test (pre-deployment, design and build, deployment, and post-deployment) applicable AI designs, models, data, algorithms, results, outcomes and outputs using Talcott Data or Talcott IP as required by a Statement of

28 Work, such testing may include, on an ongoing basis, tests for unfair bias or discrimination, for compliance with applicable Laws, and for conformance with Talcott’s internal compliance practices and policies; Service Provider shall provide copies of any test reports to Talcott upon request; (iii) conduct an annual, independent third-party unfair bias and data integrity audit if required by a Statement of Work to confirm that any applicable AI designs, data, models, algorithms, outputs, and outcomes comply with the terms of this Agreement, such audit may include, without limitation, with respect to any models, predictive analytics, conditions, or data that could be used in a manner that results in unfair bias or discrimination; Service Provider shall provide copies of the audit report to Talcott upon request; (iv) conduct reasonable risk assessments of the AI’s impact before, during, and after its use as required by a Statement of Work, such risk assessment may include any risk assessments recommended or required under AI Laws; and (v) establish robust AI governance mechanisms and policies, including regular internal audits and reviews (including cybersecurity and data privacy reviews), to ensure compliance with AI Laws applicable to Service Provider. (d) Ownership. Unless otherwise agreed to in writing by the Parties, all outputs (including content, predictions, recommendations, decisions, and results) generated by AI in response to processing Talcott Data or Talcott IP as input shall be deemed Talcott Data and/or Talcott IP, as applicable, and may not be used or disclosed by Service Provider for any purpose other than as necessary to perform the Services. Section 6.04 Residual Information. Either Party and its Affiliates may use, during and after the Term hereof, in its business any Residual Information. “Residual Information” means the ideas, know-how and techniques that would be retained in the unaided memory of an ordinary person skilled in the art, not intent on appropriating the proprietary information of the disclosing party, provided such use does not infringe any patent, copyright, or trademark of the other Party or its Affiliates. For the avoidance of doubt, no intellectual property rights are granted under this Section 6.04, nor does this Section waive or supersede any rights or obligations set forth in ARTICLE 13. Section 6.05 Deliverables. Unless otherwise agreed to by the Parties, Talcott shall own and have all right, title, and interest in and to the Deliverables, as of the moment of their creation; provided that in no event will Service Provider IP or Third-Party Materials, or derivatives thereof be deemed to be Deliverables. Service Provider hereby irrevocably assigns, transfers, and conveys to Talcott all of its right, title, and interest in and to the Deliverables. Service Provider shall execute any documents (or take any other actions, at Talcott’s cost and expense) as may be necessary, or as Talcott may reasonably request, to perfect the ownership of Talcott in the Deliverables or otherwise to establish, preserve, and enforce Talcott Group’s rights under this Section 6.05. Talcott may designate another entity of Talcott Group for the ownership in this Section 6.05, in which case the references to Talcott in this Section shall be to such Talcott Group entity.

29 (1) Service Provider agrees that all Deliverables are, to the extent possible under law, a “work made for hire” (as defined in the United States Copyright Act of 1976 or other applicable laws). Accordingly, Talcott will be considered the author of such Deliverables for all purposes, and Talcott will be and remain at all stages of completion, the sole and exclusive owner of Deliverables. To the extent any Deliverable is not deemed to be a work made for hire, Service Provider will assign the rights, title, and interest in and to such Deliverable to Talcott. If any of the rights, title, and interest in and to a Deliverable cannot be assigned by Service Provider to Talcott, then Service Provider hereby grants Talcott an exclusive, perpetual, royalty-free, fully paid up, irrevocable, worldwide license, and right to practice (and to permit its Affiliates and service providers to do the same, and also to sublicense such rights through multiple tiers) such non-assignable rights, title, and interest, subject to any limitations set forth in the Agreement or an applicable Statement of Work. Service Provider hereby covenants and agrees not to institute or support any action or claim that any such exploitation of a Deliverable by Talcott infringes any of Service Provider’s or its employees’ legal or moral rights and not to take any other action which will or might interfere with or derogate Talcott’s rights granted herein. Further, Service Provider will not cause or permit any liens or encumbrances to be placed against, or grant any security interest in, a Deliverable (or Talcott Group’s Confidential Information). Service Provider further agrees that Talcott will have the sole and exclusive right to register in its own name the copyrights and other intellectual property rights in and to the Deliverables. (2) Service Provider agrees that, except as may be expressly permitted in a Statement of Work, (a) Service Provider will not incorporate any Service Provider IP or Third-Party Materials in any Deliverables; (b) Deliverables will not be derivative works of Service Provider IP or Third-Party Materials; (c) Deliverables will not be subject to any open source licenses; and (d) Deliverables will not otherwise be dependent on Service Provider IP or Third-Party Materials to produce the intended functionality. (3) To the extent Service Provider IP or Third-Party Materials are incorporated in any Deliverables, then Service Provider hereby grants to Talcott Group a non-exclusive, perpetual, royalty-free, fully paid up, irrevocable, worldwide license to access, use, copy, configure, maintain, modify, enhance, install, perform, display, distribute, and (unless the Parties’ agree otherwise in the applicable Statement of Work) create derivative works of any such Service Provider IP or Third-Party Materials (and to permit Service Recipients to do the same, and also to sublicense such rights through multiple tiers) solely in connection with the operation, use, exploitation, and/or full enjoyment of all rights in and to the Deliverables, and in accordance with any further terms set forth in the applicable Statement of Work; and provided that no portion of the Service Provider IP is separated or unbundled from the applicable Deliverables or used as a stand-alone product or development tool. Except as expressly provided in the foregoing sentence, nothing contained in this Agreement or otherwise shall be construed to grant to Talcott any right, title, license, or other interest in, to or under any Service Provider IP (whether by estoppel, implication, or otherwise). (4) Service Provider shall provide Talcott Group with all Related Documentation (and other documentation that is IP) that is customarily provided with the applicable type of Deliverable and such Related Documentation (and other documentation that is IP) shall be accurate, current, and complete and sufficient to enable an individual reasonably skilled in the applicable subject matter to use and maintain the Related Documentation without reference to any other person or materials.

30 Section 6.06 Consents, Approvals, and Requests. Service Provider shall be, at its sole cost and expense, financially and administratively responsible for obtaining, maintaining, and complying with the Service Provider Consents under any of the leases, contracts, or licenses that apply to the Services and Service Provider Solution, or any other facilities, personnel, equipment, Software, services, or other resources that Service Provider makes available to Talcott Group in connection with the performance or delivery of Services. In the event that Service Provider is unable to obtain a Service Provider Consent, Service Provider shall implement (at its own cost and expense), subject to Talcott’s consent (not to be unreasonably withheld), a work around as necessary to enable Service Provider to provide the Services without such consent. Upon Talcott’s request, Service Provider shall provide Talcott Group with evidence of any Service Provider Consent. Section 6.07 Restrictions. Neither Party shall decompile, disassemble, or reverse engineer any of the IP of the other Party. Each Party grants only the licenses expressly set forth in this ARTICLE 6 and no other licenses are granted. ARTICLE 7 DATA, PRIVACY, AND CYBERSECURITY. Section 7.01 Ownership of Data. As between the Parties, Talcott Data will be and remain the property of Talcott Group. Service Provider may not use Talcott Data for any purpose other than to render the Services. No Talcott Data will be sold, shared, assigned, leased or otherwise commercially exploited by or on behalf of Service Provider (or any Service Provider Agent). Neither Service Provider nor any Service Provider Agent may possess or assert any lien or other right against or to Talcott Data. To the extent Service Provider has or acquires any rights in Talcott Data, Service Provider hereby irrevocably assigns, transfers, and conveys to Talcott (or the entity of Talcott Group designated by Talcott) all of its right, title, and interest in and to Talcott Data. Upon Talcott Group’s request, Service Provider shall execute any documents (or take any other actions) as may be necessary, or as Talcott Group may request, to enforce the rights of Talcott Group in Talcott Data. If such other actions impose a material cost on Service Provider, such other actions shall be at Talcott Group’s cost and expense, unless such other actions are required as a result of a Service Provider act or omission, in which case such other actions shall be at Service Provider’s cost and expense. Section 7.02 Correction of Errors. Service Provider shall promptly (1) notify Talcott Group of any errors or inaccuracies in, or loss of, Talcott Data if and when Service Provider becomes aware of such errors or inaccuracies; (2) correct any such errors, inaccuracies, or loss (including, restoring such Talcott Data to the last backup, if necessary) at its cost and expense to the extent such errors, inaccuracies, or loss are caused by Service Provider’s act or omission (unless such act or omission was taken at the direction of Talcott Group); and (3) correct any such errors, inaccuracies, or loss (including, restoring such Talcott Data to the last backup, if necessary) upon Talcott Group’s request and at Talcott Group’s cost and expense to the extent such errors, inaccuracies or loss are (a) not caused by Service Provider’s act or omission; or (b) caused by Service Provider’s act or omission taken at the direction of Talcott Group. In the event of a dispute as to which Party caused such error, or inaccuracy, Service Provider shall promptly correct such error, inaccuracy, or loss at its cost and expense as directed by Talcott Group pending the resolution of such dispute in accordance with the Dispute Resolution Procedures. If it is determined through the Dispute Resolution Procedures that Service Provider did not cause such error, inaccuracy, or loss, Talcott Group shall compensate Service Provider (using the applicable rates set forth in Schedule D) for Service Provider’s performance of the services necessary to correct such error, inaccuracy, or loss. Section 7.03 Privacy and Cybersecurity. In connection with its provision of the Services, Service Provider shall comply with the Talcott Data Safeguards, including the terms set forth in Exhibit I.

31 ARTICLE 8 ACCEPTANCE PROCEDURES. Section 8.01 Acceptance Criteria. (1) All Services, Milestones, and Deliverables will be subject to review and Acceptance by Talcott Group. The Parties shall comply with the Acceptance Procedures set forth in this ARTICLE 8 and/or the applicable Statement of Work or Project Plan. (2) The Acceptance Criteria for each Acceptance Element shall be set forth in the applicable Statement of Work or Project Plan for the Project under which such Acceptance Element is to be completed. (3) The Acceptance Criteria may include the procedures and criteria for testing whether the applicable Acceptance Element meets the relevant requirements, including: (a) measurable and objective details of the criteria to be met and the results which must be produced for the Milestone or Deliverable to meet the Acceptance Criteria; and (b) the Party who shall undertake the Acceptance Testing. (4) For each Acceptance Element, in the absence of any documented Acceptance Criteria mutually agreed by the Parties, the Acceptance Criteria will be as reasonably determined by Talcott Group based on relevant past practice (if any) with Service Provider on Acceptance Criteria as it relates to the particular Acceptance Element. (5) Unless otherwise set forth in the applicable Acceptance Criteria, Statement of Work or Project Plan, Service Provider shall provide each written Deliverable to Talcott Group in electronic format, on such media or in such manner as Talcott Group may reasonably request. (6) Acceptance of a Milestone is predicated on the successful completion of any applicable Deliverables related to such Milestone. Section 8.02 Review and Acceptance of Milestones and Deliverables. (1) Service Provider shall provide Talcott Group with reasonable prior notice of when Service Provider believes such Milestone will be achieved or when Talcott Group will be receiving such Deliverable, for purposes of review and Acceptance. (2) During the Review Period, Talcott Group may review such Milestone or Deliverable to ascertain whether it complies with its Acceptance Criteria. (3) Unless otherwise specified in the Acceptance Criteria for such Milestone or Deliverable, the Review Period for a particular Milestone or Deliverable shall be fifteen (15) Business Days from when (a) Service Provider notifies Talcott Group that Service Provider believes the Milestone is ready for Talcott Group’s review; or (b) the Deliverable is delivered or transmitted to Talcott Group; provided, however, that if Talcott Group requests an extension in writing prior to the end of such Review Period, then such period shall be extended an additional ten (10) Business Days or such shorter time requested by Talcott Group. In the event Talcott Group rejects the Milestone or Deliverable for its failure to

32 satisfy the Acceptance Criteria, Talcott Group will notify Service Provider and provide reasonable details of the failures, errors, or non-conformities. (4) If Talcott Group does not Accept or reject a Milestone or Deliverable by the end of the Review Period, then: (a) If Talcott Group did not extend the initial Review Period in accordance with Section 8.02(3) above, then Service Provider shall so inform the Talcott Senior Executive in writing, and Talcott Group will be given an additional Review Period of five (5) Business Days from receipt, or such other period agreed by the Parties for such Milestone or Deliverable. If Talcott Group does not notify Service Provider of its Acceptance or rejection of such Milestone or Deliverable prior to the end of the second Review Period, then Talcott Group will be deemed to have Accepted such Milestone or Deliverable; or (b) If Talcott Group extended the initial Review Period in accordance with Section 8.02(3) above, then there shall be no second Review Period and Talcott Group will be deemed to have Accepted such Milestone or Deliverable. For clarity, Acceptance will occur only as described above in this Section 8.02, and no Milestone or Deliverable will otherwise be deemed to be Accepted by Talcott Group, including based on payment or use of such Milestone or Deliverable. (5) If Talcott Group rejects any Milestone or Deliverable for failure to meet the Acceptance Criteria, then Service Provider shall, subject to Section 8.05 below, promptly (and in any event within twenty (20) Business Days, unless the Parties mutually agree otherwise) correct and remedy any failures, errors, or non-conformities reported by Talcott Group, at no additional cost to Talcott Group. After such Milestone or Deliverable has been corrected as described above, Service Provider shall provide the revised Milestone or Deliverable to Talcott Group, whereupon the procedures set out in this Section 8.02 will be repeated, in each case subject to Section 8.05 below, until Acceptance is achieved. Section 8.03 Project Phases and Milestones. (1) Project Plan. Each Project Plan shall specify the phases of the applicable Project (each, a “Project Phase”) and the Acceptance Elements applicable to the Project and each Project Phase, including: (a) the Completion Date for each Acceptance Element; (b) the time period during which Acceptance Testing is to be performed; (c) the dates by when Acceptance Testing is scheduled to commence and be completed (and may also include dates by which Service Provider must complete any remediation that may be necessary to address and resolve nonconformities); and (d) any applicable Milestone Credits for failure to achieve Acceptance for a Milestone by its Completion Date. (2) Project Phase Review Meetings. At the end of each of Project Phase, the Parties shall hold a review meeting to assess the status of completion and the quality of Service Provider’s

33 activities relevant to the completion of such Project Phase, together with an assessment as to whether the associated Acceptance Elements have been achieved. (a) If Service Provider becomes aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion (or delivery) of any Acceptance Element by its Completion Date, then Service Provider shall promptly notify Talcott Group of such possibility and use commercially reasonable efforts to avoid or minimize any delays in performance; provided, however, that Service Provider shall remain responsible for the original Completion Date for such Acceptance Element except as otherwise provided under Section 2.05. (b) In any such case, Service Provider shall allocate additional resources to the Project (except to the extent none are reasonably available) to attempt to meet the Completion Date for such Acceptance Element. Such additional resources will be provided without any additional fees to Talcott Group; provided, however, to the extent the triggering circumstance was due to Talcott Group’s failure, then any such additional resources would be subject to the Change Procedures. Section 8.04 Acceptance Testing. (1) General. (a) In accordance with the responsibilities allocated to each Party in the applicable Statement of Work and Project Plan or as otherwise determined by Talcott Group, Service Provider shall either conduct Acceptance Testing of each Acceptance Element or provide Talcott Group with the cooperation and assistance required or requested by Talcott Group in connection with Talcott Group’s Acceptance Testing, including any necessary technical support, assistance and advice to resolve any open questions or issues during Acceptance Testing. (b) In all instances, Service Provider shall perform such tests as it reasonably determines are necessary to satisfy itself that Talcott Group (or Service Provider, as applicable) should commence the performance of Acceptance Testing in accordance with the applicable Statement of Work and Project Plan.

34 (2) Go Live Milestones – Service Readiness Tests. (a) For each Project or portion of a Project that includes a Go Live Milestone, the provisions of this Section 8.04(2) shall apply with respect to such Go Live Milestone. (b) Service Provider shall provide Talcott Group reasonable notice of the dates and times at which Service Provider will perform the Service Readiness Tests (as described below) for the Go Live Milestone. Service Provider shall permit Talcott Group and any third party appointed by Talcott Group to attend the performance of such tests. (c) Each Go Live Milestone shall only be achieved when Service Provider has successfully completed the Service Readiness Tests and the results (including Deliverables) are shared with and Accepted by Talcott Group. (d) The applicable Statement of Work or Project Plan may set forth the Service Readiness Tests and the associated Acceptance Criteria for each Go Live Milestone, so as to assess whether Service Provider is ready to start performing the applicable Services in a live production environment and in place of Talcott Group and/or any outgoing service provider (including, where relevant, an assessment of the performance, functionality, scalability, and integration of the system and its constituent parts); provided, however, in the absence of any documented Acceptance Criteria in the Statement of Work or Project Plan, the Acceptance Criteria instead shall be reasonably determined by Talcott Group and based on relevant past practice (if any) with Service Provider. (e) Notwithstanding that Talcott Group may have Accepted certain related Acceptance Elements prior to the performance of the Service Readiness Tests for a Go Live Milestone, Talcott Group may, as part of the testing of the Go Live Milestone, reperform Acceptance Testing against the original Acceptance Criteria with respect to such Acceptance Elements as Talcott Group considers reasonably appropriate. If any such retested Acceptance Element is rejected by Talcott Group based on a failure to meet the original Acceptance Criteria that could not reasonably have been ascertained during the Review Period for the Acceptance Element, Service Provider shall promptly remedy such nonconformities identified by Talcott Group and resubmit such Acceptance Element for testing and Acceptance. (f) The Service Readiness Tests, at a minimum and in the absence of any agreement between the Parties to the contrary, shall include: (i) technology readiness testing; (ii) security testing; (iii) business continuity/failover testing; (iv) main process scenario testing; (v) end-user testing;

35 (vi) hand-off testing; and (vii) quality of transaction testing. Section 8.05 Additional Terms on Acceptance and Rejection. (1) When Talcott Group has confirmed that Service Provider has satisfied the relevant Acceptance Criteria with respect to an Acceptance Element, Talcott Group shall issue its Acceptance of such Acceptance Element, and where applicable, such Project Phase. (2) If Service Provider fails to deliver any Acceptance Element by its required delivery date, or if any Acceptance Element is not corrected after Service Provider has had one opportunity following Talcott Group’s rejection, then in either case Talcott Group may do one or more of the following without prejudice to any other rights and remedies available to Talcott Group in this Agreement, at law or in equity: (a) engage a third party to remedy the defects, errors, or failures preventing the Acceptance Criteria from being met, and recover the reasonable additional costs in doing so from Service Provider, such recovery to be capped at an amount equal to an equitable percentage of the Fees for the Acceptance Element (based on the relative size, from a work effort perspective, of the component of the Acceptance Element that is subject to the defect/error/failure); in which case Service Provider shall provide all assistance reasonably required by Talcott; (b) require Service Provider to continue working to correct the applicable nonconformity in accordance with Section 8.05(3), at no additional cost; (c) refuse the Acceptance Element (in each case in whole or in part in Talcott Group’s sole discretion), in which case Talcott Group shall return the Acceptance Element and Service Provider shall promptly credit to Talcott Group the amounts paid in respect of such Acceptance Element or a portion thereof; and (d) where the failure of the Acceptance Element to achieve Acceptance materially impacts the benefit that Talcott Group can derive from other Acceptance Elements, reject the Acceptance Element and all such other materially impacted Acceptance Elements, and return all rejected Acceptance Elements to Service Provider, in which case Service Provider shall promptly credit to Talcott Group the amounts paid in respect of the rejected items. (3) If Talcott Group requires Service Provider to correct the non-conformity, Service Provider shall promptly, at Service Provider’s sole cost and expense, correct the nonconforming Acceptance Element so that it conforms with the Acceptance Criteria in accordance with the time lines set forth in the Project Plan or applicable Statement of Work, or if no applicable dates are set forth, within five (5) Business Days or such other period of time mutually agreed by Talcott Group and Service Provider, and complete and resubmit such Acceptance Element to Talcott Group for further review. (4) Upon any resubmission pursuant to Section 8.05(3), the applicable Party shall conduct Acceptance Testing for such Acceptance Element and Talcott Group shall have the rights set forth above.

36 (5) Notwithstanding a failure to achieve Acceptance of an Acceptance Element or Go Live Milestone, Talcott Group shall have the right to require Service Provider to proceed with the provision of Services, including in respect of further Deliverables, Milestones, or phases following the relevant Go Live Milestone, provided that if Service Provider does so: (a) Service Provider shall promptly provide such unapproved or non-Accepted Acceptance Elements to Talcott Group, for Talcott Group to review pursuant to the procedures above, provided that such review period will be limited to five (5) Business Days (unless mutually agreed otherwise); (b) any rework performed by Service Provider as a result of failing to have the Acceptance Element approved when required, shall not be chargeable to Talcott Group and shall be performed at Service Provider’s cost; and (c) where Service Provider does continue to perform the Services in the situations described in this Section 8.05(5), Service Provider shall not be entitled to claim relief in relation to any failure or delay in the performance of the Services to the extent related to a failure in having the Acceptance Element approved. ARTICLE 9 FEES AND INVOICING. Section 9.01 Fees. Talcott Group shall pay to Service Provider the fees, not otherwise disputed in good faith, as set forth in Schedule D and the applicable Statement of Work for the performance of the Services described in such Statement of Work (the “Fees”) within thirty (30) days after receipt of a correct and complete invoice from Service Provider in accordance with this ARTICLE 9 without deduction, setoff, defense, or counterclaim for any reason, provided that Talcott Group may withhold amount disputed in good faith pending resolution of such dispute. For undisputed invoices, Talcott Group will pay interest, at a rate equal to the higher of 1.5 percent per month (i.e., 1.5%) or the maximum legal rate permitted, on the amount shown on any invoice that is paid later than thirty (30) days after the date of invoice, other than such amounts that are disputed in such good faith during the pendency of the relevant dispute. Talcott Group shall be under no obligation to pay any Fees for Services not provided by Service Provider or for the reperformance of Services that had not been performed in accordance with the terms of this Agreement. Talcott Group shall not be required to pay any invoice delivered more than ninety (90) days after the end of the month for which such invoice applies. Any obligation by Talcott Group or any Service Recipient to pay any amounts pursuant to this Agreement shall be subject to the terms and conditions set forth in Schedule D or in the applicable Statement of Work. For the avoidance of doubt, (1) there will be no additional charges to policy owners in connection with this Agreement or the Services; (2) no commissions, fees, or charges will be contingent upon savings to Talcott from claims payments; (3) if and when Service Provider collects funds from an insured party, the reason for collection of each item shall be identified, and each item shall be disclosed separately from any premium; and (4) Service Provider shall disclose to Talcott all charges, fees, and commissions (direct and indirect) that it receives arising from the Services.

37 Section 9.02 Expenses. (1) Except as expressly set forth in this Agreement or a Statement of Work, (a) the Fees are intended to compensate Service Provider for its costs and expenses in providing the Services, including for assets and resources used to support the Services as well as travel- related expenses; and (b) Talcott Group shall have no obligation to pay to (or reimburse to) Service Provider or any other party any amounts in addition to the Fees and the reimbursable expenses described clauses 9.02(2) and 9.02(3) below. (2) If any expenses are to be reimbursed by Talcott pursuant to the express terms of this Agreement or a Statement of Work, such expenses shall be reimbursed only if they are: (a) reasonable and customary; (b) approved by Talcott in accordance with the Talcott Group guidelines attached to Schedule D or otherwise provided to Service Provider in advance and in writing; and (c) itemized on the month’s invoice following the month in which the expenses incurred (with Service Provider providing Talcott with receipts supporting each individual expense over $25, to the extent requested by Talcott). (3) To the extent any travel expenses are reimbursable pursuant to this Agreement, Service Provider shall cause the Service Delivery Organization personnel to comply with Talcott Group’s travel expense guidelines, as provided to Service Provider in advance and in writing. Section 9.03 Currency. Unless otherwise set forth in the applicable Statement of Work, each invoice submitted to Talcott Group shall be denominated and paid in US dollars. Section 9.04 Invoices. (1) Service Provider shall invoice Talcott Group for the Fees and reimbursable expenses payable to Service Provider on a monthly basis in accordance with the procedure set forth in the applicable Statement of Work. Service Provider shall provide with each invoice such reasonable documentation supporting the charges as Talcott Group may reasonably request. (2) Service Provider shall maintain, in secure locations (to prevent destruction and unauthorized access) and in accordance with Generally Accepted Accounting Principles and Practices, records sufficient to substantiate the Fees including such records required to be kept by Governmental Authorities. Service Provider shall retain such records for the longest of (a) the period required by Law; (b) the Policy of Talcott Group with respect to records retention, including as it relates to legal holds; (c) seven (7) years after the creation of such records which shall survive expiration or termination of this Agreement; and (d) the final resolution of any audit or examination by a Tax Authority of any Fees and reimbursable expenses that are paid to Service Provider under this Agreement, which retention requirement relating to the audit or examination by a Tax Authority shall survive expiration or termination of this Agreement. Such records shall be accessible pursuant to ARTICLE 12. Section 9.05 Credits. If Service Provider owes Talcott Group a credit or other amount under the Agreement, Service Provider will issue Talcott a credit invoice in the amount owed that contains or is

38 supported by information identifying the source and reason for the payment or credit in sufficient detail to allow Talcott to properly allocate and account for it. Service Provider shall issue such credit invoices in the month following the month in which the credit accrued Section 9.06 e-Procurement System. Service Provider acknowledges that if Talcott Group deploys an electronic system for ordering goods and services from its suppliers (such system, including any replacements thereof deployed by Talcott Group, being the “e-procurement system”), then, in order to provide Services to Talcott Group, Service Provider must (1) register on the e-procurement system, (2) work with Talcott Group, as appropriate, to develop and implement a catalog (custom or punch out) defining the Services that may be purchased, and (3) work with Talcott Group as appropriate to utilize the e-procurement system to invoice Talcott Group electronically. Each Party is responsible for its own costs associated with meeting the above requirements. To the extent the e-procurement system charges any fees to Service Provider for its use under this Agreement, the Parties shall discuss the applicability of such charges in the next meeting of the Service Provider Senior Executive and Talcott Senior Executive. Service Provider acknowledges that failure to comply with this Section may result in payment delays by Talcott Group. Notwithstanding any implication to the contrary contained in this Agreement, any delay in payment by Talcott Group that results from a failure of Service Provider to comply with this Section shall not constitute a “late” payment or otherwise be considered a breach by Talcott Group of its obligations under this Agreement.

39 e

40 ARTICLE 10 TAXES. Section 10.01 In General. (1) Subject to the other provisions of this Article, (a) the Fees paid to Service Provider (or CTS US, as applicable) are exclusive of any applicable Service Taxes, and (b) Talcott shall be financially responsible for Service Taxes which are required to be remitted by Service Provider (or CTS US, as applicable), and Service Provider (or CTS US, as applicable) shall issue invoices with the detail required by Section 10.04. (2) Service Provider (or CTS US, as applicable) shall timely collect and timely remit to the appropriate Tax Authority any Service Taxes in all applicable jurisdictions in which Service Provider (or CTS US, as applicable) is required to collect Service Taxes as required by Law except where Talcott timely provides Service Provider (or CTS US, as applicable) a legally valid exemption certificate. (3) To the extent practicable, Service Provider (or CTS US, as applicable) shall provide all goods and Services under this Agreement in non-tangible form, with no exchange or transfer of tangible personal property. Section 10.02 Income Taxes. Each Party (and CTS US, as applicable) shall be responsible for its own Income Taxes and any ad valorem taxes on its real or personal property.

41 Section 10.03 Tax on Inputs. (1) Each Party (and CTS US, as applicable) shall be responsible for any Service Taxes payable on hardware, Software or items such Party (or CTS US, as applicable) owns or leases from a third party, or for which such Party (or CTS US, as applicable) is financially responsible under this Agreement. (2) Service Provider (or CTS US, as applicable) shall be responsible for all Service Taxes on any goods, services, or other items used or consumed by Service Provider (or CTS US, as applicable) in providing the Services (including services obtained from subcontractors). Section 10.04 Invoicing. To the extent that any Service Tax is to be paid by Talcott, Service Provider (or CTS US, as applicable) shall separately identify applicable Service Taxes, if any, and provide an invoice that is compliant with all applicable Laws and timely under Section 9.04. Service Provider (or CTS US, as applicable) shall segregate the Fees into the following separate payment categories: (1) taxable goods or Services, separately identifying each taxable good or Service, the Service Tax applicable thereto, and the location to which the taxable good or Service was or will be delivered; (2) nontaxable goods or Services; (3) goods or Services for which Service Tax has already been paid by Talcott; and (4) those for which Service Provider (or CTS US, as applicable) functions merely as a paying agent for Talcott in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable (notwithstanding Section 22.10, the Parties may agree that Service Provider (or CTS US, as applicable) is Talcott’s paying agent for these goods, supplies, or services (including leasing and licensing arrangements)). The Parties (and CTS US, as applicable) shall reasonably cooperate to determine the applicability and amount of Service Taxes that may be payable by (or otherwise borne by) Talcott pursuant to this Agreement. Any disputes regarding the applicability or amount of Service Taxes payable by (or otherwise borne by) Talcott under this Agreement shall be resolved by an accounting firm reasonably selected by Talcott and approved by Service Provider (such approval not to be unreasonably withheld, conditioned, or delayed). Section 10.05 Withholding Tax. Any withholding tax or other Tax of any kind that Talcott is required to withhold and pay on behalf of Service Provider (or CTS US, as applicable) with respect to amounts payable to Service Provider (or CTS US, as applicable) under this Agreement shall be deducted from such payable amount prior to remittance to Service Provider (or CTS US, as applicable) and such amount shall be treated for all purposes of this Agreement as having been paid to Service Provider (or CTS US, as applicable). Talcott shall accept valid exemption certificates and forms to reduce or eliminate withholding taxes. Section 10.06 Filings and Registrations. Each Party (and CTS US, as applicable) represents, warrants, and covenants that it must file appropriate Tax returns, and pay applicable Taxes owed by such Party arising from or related to the provision of the Services in all applicable jurisdictions. Section 10.07 Cooperation. Talcott and Service Provider (and CTS US, as applicable) shall promptly notify each other and coordinate with each other in the response to and settlement of any claims for Service Taxes asserted by applicable Tax Authorities that Talcott or Service Provider (or CTS US, as applicable) is responsible for under this Agreement. In addition, Talcott and Service Provider (and CTS US, as applicable) shall reasonably cooperate with the other to more accurately determine each Party's (or CTS US’s, as applicable) Service Tax and withholding Tax liability and (without incurring additional aggregate costs) to minimize the other Party's (or CTS US’s, as applicable) Service Tax and withholding Tax liability, to the extent legally permissible, including by providing documentation or forms properly claiming a reduced rate of (or an exemption from) any Service Taxes or withholding Tax. Without limiting the foregoing, Talcott Group and Service Provider (and CTS US, as applicable) shall timely provide and make available to the other any reasonably requested exemption certificates, resale certificates, information regarding out-of-state

42 sales or use of equipment, materials or services, and any other certifications or information reasonably requested or required to be provided to each Party (or CTS US, as applicable). Talcott and Service Provider (and CTS US, as applicable) each shall be entitled to any refunds, credits, or rebates obtained with respect to the taxes for which such Party (or CTS US, as applicable) is financially responsible under this Agreement. To the extent any Tax Authority permits the sale of Services contemplated under this Agreement to be assigned to multiple states or other jurisdictions, the Parties shall reasonably cooperate to secure such documentation necessary for such assignment. ARTICLE 11 GOVERNANCE AND CHANGE CONTROL. Section 11.01 Governance. The Parties shall comply with the governance procedures set forth in Schedule F. Section 11.02 Change Procedures. (1) Service Provider shall perform all Changes in accordance with this Section 11.02 and the provisions of Schedule C. In no event will Service Provider make a Change except through documented, previously agreed processes or upon prior written approval of Talcott, except in the case of an emergency, as further described in Schedule C. Schedule C describes the process for both Normal Changes and Mandatory Changes. (2) A Change will result in an increase to the Fees only as expressly described in this Agreement, the applicable Statement of Work and Schedule C. Notwithstanding the foregoing, a Change will be provided at no additional cost to Talcott Group so long as such Change can be made and provided without adversely impacting the ordinary course of Service Provider’s provision of the Services, using then-existing resources used to perform the Services during their normal working hours, without adversely affecting Service Levels (if applicable) and without incurring additional third-party expenses. Further, any Changes to Talcott Group processes and procedures that are consistent with generally accepted industry standards shall be made by Service Provider at no additional cost to Talcott Group. All costs that are the responsibility of Talcott Group must be approved by Talcott in advance. (3) If Talcott requests the removal of a Service, and the charging mechanisms under this Agreement do not provide for a reduction in the Fees, then there shall be an equitable reduction in the Fees as reasonably agreed by the Parties to account for such removal. Section 11.03 Dispute Resolution. The following are the Dispute Resolution Procedures: (1) Any Dispute arising under this Agreement that is not resolved in the ordinary course of business shall be discussed in person or by telephone by the Service Provider IT Executive and the Talcott IT Executive within five (5) Business Days after receipt of a notice from either Party specifying the nature of the dispute. If the Service Provider IT Executive and the Talcott IT Executive are unable to resolve the dispute within such five (5) Business Day period (or do not meet within such period), the dispute shall be escalated to the Service Provider Senior Executive and the Talcott Senior Executive for resolution, upon the request of either Party. At Talcott Group’s option, such escalation meetings shall take place at a Talcott Group office designated by Talcott Group. Notwithstanding the foregoing, if either Party deems a Dispute to require “emergency” resolution, such Party may escalate the Dispute upon written notice directly to the Service Provider Senior Executive and Talcott Senior Executive.

43 (2) If the Service Provider Senior Executive and the Talcott Senior Executive are unable to resolve the dispute within ten (10) Business Days after escalation (or are unable to meet within such period), then either Party may pursue its rights and remedies under this Agreement, including initiating arbitration proceedings. (3) In the event of a Dispute between Talcott and Service Provider regarding which of them is to fulfill a lawful obligation with respect to a policy, Talcott Group shall fulfill such obligation. (4) The foregoing shall not prevent or delay either Party from seeking equitable remedies available under Law at any time. ARTICLE 12 AUDITS. Section 12.01 Service Audits. Upon reasonable, Section 12.02 Financial Audits. t

44 Section 12.03 SOC Audits.

45 Section 12.04 Audit Limitations. (3) No audit shall be performed at a Service Location during a local holiday applicable to such Service Location. (4) The Talcott Auditors shall not materially interfere with the Service Delivery Organization’s performance of the Services and audits shall be performed during local business hours, except as otherwise agreed. (5) Talcott Group’s cost and expense of Talcott Group or Talcott Auditors performing any audit functions shall be borne by Talcott Group unless otherwise set forth in this Agreement. Section 12.05 Compliance Gift and Entertainment Audit. Service Provider shall use commercially reasonable efforts to obtain and maintain current, accurate documentation of the date, nature and amount/value of any gifts, entertainment, events, and charitable contributions provided to or made on behalf of any Talcott Group employee. Upon reasonable prior written request by Talcott Group to the Service Provider Service Delivery Executive or Service Provider Compliance Manager (such requests to be made no more frequently than twice per calendar year unless Talcott Group has a particular good faith concern that it seeks to address), Service Provider shall provide Talcott Auditors with a summary, itemized spreadsheet showing any such gifts, entertainment, events, and charitable contributions during the preceding calendar and through the current calendar year as calculated from the date of the audit request. The summary spreadsheet shall contain the following required information: the date of the gift, entertainment, event, and/or charitable contribution provided; the name(s) of the Talcott Group recipient(s); a description of the gift, entertainment, event, and/or charitable contribution provided; and the actual

46 expense or estimated fair market value of the gift, entertainment, event, and/or charitable contribution provided as reported by Service Provider employee(s). Service Provider shall provide reasonable access to any supporting documentation in Service Provider’s possession as requested by Talcott Auditors in order to determine the accuracy of any particular item within the summary, itemized spreadsheet. ARTICLE 13 CONFIDENTIAL INFORMATION. Section 13.01 Generally. Each Party agrees that: (1) it shall keep and maintain all Confidential Information of the other Party in strict confidence, and (without limiting any more particular obligations under this Agreement) using such degree of care as it uses to avoid unauthorized use or disclosure of its own Confidential Information of a similar nature, but in no event less than a commercially reasonable degree of care; (2) it shall use and disclose Confidential Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement and shall not otherwise use or disclose Confidential Information for such Party’s own purposes or for the benefit of anyone other than the other Party; and (3) it shall not, directly or indirectly, disclose Confidential Information to anyone outside of the other Party, except with the other Party’s consent or as expressly permitted herein. Section 13.02 Permitted Disclosure. Subject to Section 13.01 above, either Party may disclose relevant aspects of the other’s Confidential Information to its and its Affiliates’ general and limited partners, officers, directors, professional advisors (including accountants and insurers), clients, employees, distribution partners, agents, customers (including their beneficiaries), suppliers, contractors, other third parties doing business with such Party or its Affiliates, third-party administrators and, in the case of Talcott Group, recipients of Talcott Group’s services, either directly or indirectly, such as employees of Talcott Group customers, personnel, dependents, beneficiaries, and similarly situated persons to the extent such disclosure is necessary for the current or future performance of Talcott Group’s obligations to such party; provided, however, that the recipient is subject to confidentiality obligations at least as stringent as required under this Agreement and provided, further, that Talcott Group shall not disclose to a Service Provider competitor information pertaining to Service Provider’s pricing, these MSA Terms, or Service Provider’s IP except in accordance with this Agreement (e.g., ARTICLE 6). In addition, (1) either Party may disclose Confidential Information of the other Party to the extent required to comply with any applicable Law (provided, however, that to the extent permissible by Law, such Party provides the other Party with prior notice of any such disclosure and works with the other Party to resist or limit the scope of such disclosure and further provided that the disclosing Party limits any such disclosure to the information or records required to satisfy the request or inquiry and to the entity (or entities) to whom such disclosure is required to be made), (2) Talcott Group may disclose Confidential Information of Service Provider to Governmental Authorities having jurisdiction over Talcott Group, upon such request by the Government Authorities, subject to the conditions set forth in Section 13.02(1) above, and (3) Talcott Group may disclose Confidential Information relating to the Services in connection with (a) a response by Talcott Group to requests for information, proposal, or due diligence in connection with an acquisition, divestiture, or other similar corporate transaction or (b) a request for information or proposal for services to replace the Services; provided, however, that in no event may Talcott Group disclose these MSA Terms, Service Provider IP, Service Provider’s internal cost information, or Service Provider rate cards in connection with such request or proposal. Section 13.03 Exclusions. The restrictions on use and disclosure in this Article shall not apply to: (1) Confidential Information already known to a Party on a nonconfidential basis, as demonstrated by prior existing records, when it was disclosed by the other Party; (2) Confidential Information that is or becomes known to the public through no breach of any obligation of confidence or other wrongful act by a Party or its employees, agents, or contractors (except for Personal Information); (3) Confidential Information that is received by a Party from a third party where such Party is unaware, after reasonable inquiry, that such Confidential Information is subject to a confidentiality or other nondisclosure agreement; and

47 (4) Confidential Information developed by a Party independently of disclosure by or receipt from the other Party. Section 13.04 Return of Materials. Upon a Party’s request and as directed by such Party, the other Party shall promptly return or securely erase, wipe clean, and destroy, at the requesting Party’s direction, any or all Confidential Information and all written materials that contain, summarize or describe any Confidential Information in its possession, except to the extent the Party in possession of such Confidential Information (1) has a license to such materials under this Agreement or (2) is required to retain particular Confidential Information in order to comply with Law or such Party’s internal record retention requirements. Each Party shall provide a certificate of destruction upon the other Party’s reasonable request. Section 13.05 Unauthorized Use, Access or Disclosure. Each Party shall promptly notify the other upon learning of any unlawful or unauthorized access, use, or disclosure of the Confidential Information of the other Party; provided, however, if such Party is Service Provider, such notice shall be within forty-eight (48) hours of any Key Personnel having knowledge of such unauthorized access, use, or disclosure. If a Party is responsible for such access, use, or disclosure, such Party shall cure such access, use, or disclosure promptly (but in no event later than forty-eight (48) hours after learning of such access, use, or disclosure, if such access, use, or disclosure is capable of being cured within such forty-eight (48) hour period) and provide satisfactory assurance to the other Party that such access, use, or disclosure shall not recur. Section 13.06 Record Maintenance and Retention. (1) During the Term, Service Provider shall maintain and manage all paper or electronic records, files, documents, work papers, receipts, and other information in any form provided by Talcott Group or Talcott Agents or generated in connection with the performance of Services pursuant to this Agreement (the “Files and Work Papers”), in accordance with the following: (a) all Files and Work Papers shall be maintained and managed (i) separately from files generated, managed, or maintained by Service Provider under agreements with other companies, (ii) in a manner so they can be quickly and accurately produced when required by Talcott Group and (iii) as required Law; (b) all Files and Work Papers that are created or modified by Service Provider in electronic format must be submitted to Talcott Group in electronic format or as otherwise reasonably directed by Talcott Group; (c) all Files and Work Papers shall be properly destroyed in accordance with this Agreement and Talcott Group’s destruction schedule as provided to Service Provider herewith and as may be modified by Talcott Group from time to time, as such is made known to Service Provider in advance and in writing; (d) prior to the destruction of any Files and Work Papers, Service Provider shall notify Talcott Group so that Talcott Group can verify whether such Files and Work Papers should be destroyed and are not pertinent to any litigation or government inquiry or are otherwise required to be maintained before their destruction; and (e) notwithstanding anything to the contrary, all Files and Work Papers shall be retained for at least six (6) years, the first two (2) years in an easily accessible location, or such longer period required by applicable Laws.

48 (2) Notwithstanding the foregoing, upon termination of any Service, Service Provider shall retain all Files and Work Papers related to such Service for a minimum of six (6) years, except as provided under Section 9.04(2). Thereafter, Talcott Group shall accept the return, or permit the destruction of such Files and Work Papers, at Talcott Group’s discretion. ARTICLE 14 COMPLIANCE WITH LAWS. Section 14.01 Compliance Obligations. (1) Talcott Group shall comply with all Laws that are applicable to Talcott Group. (2) Service Provider shall comply with all Laws that are applicable to Service Provider in relation to performance of its obligations under this Agreement or its performance of the Services. (3) Service Provider shall perform the Services in compliance with the Policies and Procedures Manual and those Policies intended to keep Talcott Group in compliance with Laws related to the Services. (4) Service Provider shall (a) notify Talcott in writing without undue delay of all known or reasonably suspected instances of noncompliance with the Policies and Procedures Manual or applicable Laws in connection with the Services provided under this Agreement and (b) on a quarterly basis, provide a written certification to Talcott that the Services are being provided in compliance with the Policies and Procedures Manual and applicable Laws, except as otherwise reported to Talcott. (7) Service Provider shall not be responsible for a failure to comply with a Law to the extent that Service Provider relies on, and complies with, Talcott Group’s direction pursuant to Section 14.01(4) in respect of such Law or Talcott Group’s interpretation of such Law pursuant to Section 14.01(6). (8) Service Provider shall provide Talcott Group (and Talcott Agents, Talcott Auditors, subject to Section 12.04, and any Governmental Authority, in each case, designated by the Talcott) access to any applicable information, Service Locations and personnel of the Service

49 Delivery Organization as Talcott deems is reasonably necessary to confirm that Service Provider is in compliance with any Law applicable to Service Provider related to performance of its obligations under this Agreement or the Services provided under this Agreement. Section 14.02 Changes to Laws. (1) Service Provider shall promptly notify Talcott of any changes in applicable Law to which it becomes aware that may relate to the Service Recipient’s use of the Services or Service Provider’s delivery of the Services. The Parties shall work together to identify the impact of such changes on Talcott Group’s use and Service Provider’s delivery of the Services. (2) Unless a change in Law causes the delivery of any part of the Services to become impossible, Service Provider shall perform such Services regardless of changes in Law. Service Provider shall bear the costs to comply with any change in Law under this Section 14.01(2), related to the performance of the Services. (3) Each Party shall bear the cost to comply with any changes in Laws (not related to the Services) applicable to such Party (e.g., Laws relating to the employment of its employees, immigration, employee tax withholding applicable to its employees and environmental and health and safety Laws relating to its employees or facilities). Through the Change Procedures, Talcott Group shall bear any increased costs with respect to changes in the provision of the Services under Section 14.01(3) or solely due to a Talcott Group direction as described in Section 14.01(5); provided, to the extent the cost of implementation can be allocated across customers, Talcott Group’s responsibility for such costs shall be determined on a proportional basis. Section 14.03 Cooperation with Regulators. (1) Upon reasonable written request by Talcott Group, Service Provider shall promptly (and within any such time period reasonably specified by the Governmental Authority) provide to Talcott Group any information or records maintained by Service Provider in connection with the Services that (a) are requested by any Governmental Authority or otherwise reasonably necessary in connection with any inquiry, audit, compliant, investigation, proceeding, or examination by any Governmental Authority or (b) may be reasonably necessary or appropriate in relation to any registration, report, certification, license, letter, memorandum, or other filing or submission by the Talcott Group with a Governmental Authority or as required by applicable Laws.

50 (2) In addition, and as reasonably directed by Talcott Group, Service Provider shall work with those Governmental Authorities that regulate Talcott Group in an open and co-operative way, including: (a) meeting with such Governmental Authorities; (b) coordinating with Talcott Group to provide to representatives or appointees of such Governmental Authorities any applicable materials, records, and information relating to the Services or allowing any such representatives or appointees access to such materials, records, and information relating to the Services and providing such facilities as such representatives or appointees may reasonably require; and (c) permitting representatives or appointees of such Governmental Authorities to have reasonable access to any of its premises to the extent used to perform the Services. (3) If Service Provider is contacted directly by a Governmental Authority with jurisdiction over Talcott Group, to the extent permitted by applicable Laws, Service Provider shall notify Talcott without undue delay and shall not respond on Talcott Group’s behalf or provide any Talcott Data with Talcott’s express written approval. (4) Nothing in this Agreement shall be construed as limiting the number of inquiries, audits, complaints, investigations, proceedings, examinations, or requests by Governmental Authorities with which Service Provider will be required to reasonably cooperate. (5) To the extent required under applicable Laws, Talcott shall be permitted to file this Agreement with Governmental Authorities, disclose information relating to the Services or the Agreement, and disclose the compensation paid to Service Provider. In Talcott’s sole discretion, Talcott may redact or otherwise omit information from the Agreement when filed with a Governmental Authority, if permitted by applicable Laws. In any event, Talcott shall use commercially reasonable efforts to obtain confidential treatment for any Service Provider Confidential Information disclosed. ARTICLE 15 REPRESENTATIONS, WARRANTIES, AND COVENANTS. Section 15.01 Talcott. Talcott represents, warrants and covenants that: (1) it is a corporation duly organized, validly existing, and in good standing under the Laws of Connecticut; (2) it has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement; (3) the execution, delivery, and performance of this Agreement has been duly authorized by Talcott and shall not conflict with, result in a breach of or constitute a default under any other agreement to which Talcott is a party or by which Talcott is bound; (4) it is duly licensed, authorized, or qualified to do business and is in good standing in every jurisdiction in which a license, authorization, or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized, or qualified would not have a material adverse effect on Talcott’s ability to fulfill its obligations under this Agreement; (5) it is in compliance with all Laws applicable to Talcott, it has obtained all applicable governmental permits and licenses required of Talcott in connection with its obligations

51 under this Agreement, and it retains ultimate responsibility for its obligations under the Policies; and (6) there is no outstanding litigation, arbitrated matter, or other dispute as of the date of execution of this Agreement to which Talcott is a party which, if decided unfavorably to Talcott, would reasonably be expected to have a material adverse effect on Service Provider’s or Talcott Group’s ability to fulfill their respective obligations under this Agreement. (7) it has sufficient rights in the Talcott IP to grant to Service Provider the right to access and use the Talcott IP in accordance with the terms of this Agreement, and the grant of such rights, and Service Provider’s exercise of such rights, does not and will not infringe, misappropriate, or otherwise violate any IP right of any person or entity; (8) it is in compliance, and will remain in compliance during the Term, in all material respects with all US anti-money laundering laws, rules, and regulations that apply to the Services contemplated by this Agreement, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, rules and regulations adopted by the US Department of Treasury’s Financial Crimes Enforcement Network and the Office of Foreign Assets Control, and the rules of the Financial Industry Regulatory Authority, Inc. in connection with this Agreement. Section 15.02 Service Provider. Service Provider represents, warrants, and covenants that: (1) it is a corporation duly organized, validly existing, and in good standing under the Laws of United Kingdom; (2) it has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement; (3) the execution, delivery, and performance of this Agreement by Service Provider has been duly authorized by Service Provider and shall not conflict with, result in a breach of or constitute a default under any other agreement to which Service Provider is a party or by which Service Provider is bound; (4) it is duly licensed, authorized, or qualified to do business and is in good standing in every jurisdiction in which a license, authorization, or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized, or qualified would not have a material adverse effect on Service Provider’s ability to fulfill its obligations under this Agreement; (5) it is in compliance with all Laws applicable to Service Provider in its provision of Services and performance of its obligations under this Agreement and has obtained all applicable governmental permits and licenses required of Service Provider in connection with its obligations under this Agreement; (6) it is in compliance, and will remain in compliance during the Term, in all material respects with all US anti-money laundering laws, rules, and regulations that apply to the Services contemplated by this Agreement, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, rules and regulations adopted by the US Department of

52 Treasury’s Financial Crimes Enforcement Network and the Office of Foreign Assets Control, and the rules of the Financial Industry Regulatory Authority, Inc. (7) there is no outstanding litigation, arbitrated matter or other dispute as of the date of execution of this Agreement to which Service Provider is a party which, if decided unfavorably to Service Provider, would reasonably be expected to have a material adverse effect on Talcott Group’s or Service Provider’s ability to fulfill their respective obligations under this Agreement; (8) the Service Provider Resources (and use thereof) do not infringe, and shall not infringe or cause the infringement of, the proprietary rights of a third party, except to extent such infringement is a result of: (a) use of the Service Provider Resources by Talcott Group in contravention of the Related Documentation or license granted to Talcott Group under ARTICLE 6 or an applicable Statement of Work; (b) failure by Talcott Group to use new or corrected versions of such Service Provider Resources provided by Service Provider to Talcott Group with no additional charge (provided, however, that Talcott Group is notified that use of such new or corrected version is necessary to avoid infringement); (c) modifications made by Talcott Group or Talcott Agents other than at the direction of Service Provider; (d) Service Provider complying with instructions, specifications, or designs required or provided by Talcott Group where such compliance necessarily would give rise to such infringement; or (e) combination of the Service Provider Resources by Talcott Group or Talcott Agents with products or systems other than those provided by, or authorized by, Service Provider or otherwise contemplated by this Agreement. Hardware and commercially available stand-alone third-party Software provided by Service Provider, and any other Third-Party Materials excluded pursuant to a Statement of Work, are not subject to this Section 15.02(8), provided that Service Provider shall pass along to Talcott Group any representations and/or warranties it has received from the providers of such Third-Party Materials (which pass-through representations and warranties are expected to be documented by the Parties as part of the exclusion in such Statement of Work); (9) in addition to the currency obligations set forth in any applicable Statement of Work, Service Provider shall maintain hardware and Software to the extent that Service Provider has maintenance responsibility for such assets, including: (a) maintaining hardware in good operating condition, subject to normal wear and tear; (b) undertaking repairs and preventive maintenance on hardware in accordance with the applicable hardware manufacturer’s recommendations; and (c) performing Software and hardware maintenance in accordance with the applicable Software or hardware vendor’s documentation, recommendations, and specifications; (10) it shall not make any deceptive or misleading statements to customers of Talcott Group, including with respect to the responsibilities of Service Provider, Talcott Group and any insured with regard to claims or premiums, and there shall be no fraud by Service Provider in connection with any obligation of Service Provider under this Agreement; (11) Service Provider will at all times comply with the Talcott Data Safeguards in connection with Service Provider’s provision of the Services, and Service Provider shall not wrongfully access or permit unauthorized persons or entities to access, Talcott Data or Confidential Information, Talcott IP, or Talcott’s information technology systems or networks; any authorized access to the foregoing shall be consistent with such authorization and in accordance with the terms of this Agreement and the Policies;

53 (12) the Deliverables shall not contain any Disabling Code at the time of delivery and Service Provider shall (a) not introduce any Disabling Code into the Talcott Group computer systems and (b) use commercially reasonable efforts (including at a minimum use of then- current industry standard security and anti-virus tools) to prevent (i) the introduction of Disabling Code into the Talcott Group computer systems and (ii) Deliverables from containing any Disabling Code at the time of delivery; (13) Service Provider shall ensure it has a valid work authorization with respect to each member of the Service Delivery Organization for each applicable jurisdiction; and Section 15.03 Obligation to Replace. In the case of a breach of Section 15.02(8), or a Claim with respect to such Section, Service Provider shall use its commercially reasonable efforts to either: (1) procure for Talcott Group the right to continue using or receiving the applicable Service Provider Resource; or (2) replace or modify the applicable Service Provider Resource to be non-infringing without degradation or loss of functionality. If neither remedy is possible, Talcott Group may receive a refund of Fees on a five (5) year straight-line depreciation for such Service Provider Resource to the extent Talcott Group returns or certifies destruction of the applicable Service Provider Resource. Section 15.04 Disclaimer. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OTHER THAN AS SET FORTH IN THIS ARTICLE. EACH PARTY EXPLICITLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ARTICLE 16 INDEMNIFICATION. Section 16.01 Talcott. Talcott shall defend, indemnify, and hold harmless the Service Provider Indemnified Parties from and against any Losses to the extent arising from a Claim by a third party against the Service Provider Indemnified Parties:

54 (1) that the Talcott IP or the Service Provider Indemnified Parties’ use thereof is unauthorized or infringes, or causes the infringement of, or misappropriates the proprietary rights of a third party, except to the extent: (a) such unauthorized use, infringement, or misappropriation is a result of: (i) use of the Talcott IP by Service Provider Indemnified Parties in contravention of the terms of this Agreement, the Related Documentation provided to Service Provider, or the license granted to Service Provider under ARTICLE 6 or an applicable Statement of Work; (ii) failure by Service Provider Indemnified Parties to use new or corrected versions of such Talcott IP provided by Talcott Group to Service Provider with no additional charge (provided, however, that Service Provider is notified that use of such new or corrected version is necessary to avoid infringement); (iii) modifications made by Service Provider or a Service Provider Agent other than at the direction of Talcott Group; (iv) Talcott Group complying with instructions, specifications, or designs required or provided by Service Provider where such compliance necessarily would give rise to such infringement; or (v) combination of the Talcott IP by Service Provider or a Service Provider Agent with products or systems other than those provided by, or authorized by, Talcott Group or otherwise contemplated by this Agreement; or (2) relating to any taxes, interest, penalties, or other amounts assessed against Service Provider that are the obligation of Talcott Group pursuant to ARTICLE 10; (3) relating to material breach of ARTICLE 13, ARTICLE 14, or Section 22.06 by Talcott Group, except to the extent such breach is caused by Service Provider or a Service Provider Agent; (4) relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by Talcott in Section 15.01(1), Section 15.01(2), Section 15.01(3), or Section 15.01(4); or (5) relating to (a) physical injury or death of any person (including employees of Service Provider or Talcott Group) or (b) the loss of or damage to any tangible property (including tangible property of the employees of Service Provider or Talcott Group), in each case, resulting from the acts or omissions (including breach of contract) of Talcott Group. Talcott shall indemnify Service Provider Indemnified Parties from any costs reasonably incurred in connection with enforcing this Section. Section 16.02 Service Provider. Service Provider shall defend, indemnify, and hold harmless the Talcott Indemnified Parties from and against any Losses to the extent arising from a Claim by a third party against the Talcott Indemnified Parties: (1) that the Service Provider Resources as created and delivered by Service Provider, or use thereof infringes, or causes the infringement of, the proprietary rights of a third party, except to the extent such infringement is a result of: (a) use of the Service Provider Resources by Talcott Group in contravention of the Related Documentation or license granted to Talcott Group under ARTICLE 6 or an applicable Statement of Work; (b) failure

55 by Talcott Group to use new or corrected versions of such Service Provider Resources provided by Service Provider to Talcott Group with no additional charge (provided, however, that Talcott Group is notified that use of such new or corrected version is necessary to avoid infringement); (c) modifications made by Talcott Group or a Talcott Agent other than at the direction of Service Provider; (d) Service Provider complying with instructions, specifications, or designs required or provided by Talcott Group where such compliance necessarily would give rise to such infringement; or (e) combination of the Service Provider Resources by Talcott Group or a Talcott Agent with products or systems other than those provided by, or authorized by, Service Provider or otherwise as contemplated by this Agreement; (2) Taxes, interest, penalties, or other amounts assessed against Talcott Group that are the obligation of Service Provider pursuant to ARTICLE 10, including, for the avoidance of doubt, any interest or penalties associated with Service Taxes assessed against Talcott as a result of Service Provider’s (or CTS US’s, as applicable) failure to collect and remit Services Taxes due from Talcott Group to the appropriate Tax Authority to the extent caused by Service Provider’s negligence or willful misconduct in such failure; (3) relating to a breach of ARTICLE 7, ARTICLE 13, ARTICLE 14, or Section 22.06 by Service Provider; (4) relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by Service Provider in Section 15.02(1), Section 15.02(2), Section 15.02(3), Section 15.02(4), Section 15.02(10), Section 15.02(12), or Section 15.02(13); (5) relating to (a) physical injury or death of any person (including employees of Service Provider or Talcott Group, or customers of Talcott Group) or (b) the loss of or damage to any tangible property (excluding software, data, and intellectual property, but including tangible property of the employees of Service Provider or Talcott Group, or customers of Talcott Group), in each case, resulting from the negligence or willful misconduct of Service Provider; (6) by any member of the Service Delivery Organization based on any aspect of his or her engagement or employment by Service Provider or subcontractors, or the termination of such employment or engagement (including claims related to non-payment of wages, discrimination/harassment, unemployment or workers compensation benefits, employee benefits, and any other claims concerning the terms and conditions of employment under any federal, state, or local Law governing employment) regardless of whether the claimant claims or is deemed by a court to be an employee or joint employee of Talcott Group (it being expressly agreed between Service Provider and Talcott Group that such individuals are not intended to be employees of Talcott Group) except to the extent caused by the actions or inactions of Talcott Group in violation of this Agreement; (7) by a Service Provider Agent or a member of the Service Delivery Organization (which Claim is not otherwise addressed by Section 16.02(6)), except to the extent such Claim is directly due to an act or omission of Talcott Group; or (8) relating to the gross negligence or willful misconduct of Service Provider. Service Provider shall indemnify Talcott Indemnified Parties from any costs reasonably incurred in connection with enforcing this Section.

56 Section 16.03 Indemnification Procedures. If any Claim (or portion thereof) with respect to which the Service Provider Indemnified Parties or the Talcott Indemnified Parties are entitled to indemnification pursuant to Section 16.01 or Section 16.02, respectively (an “Indemnifiable Claim”) is commenced against an Indemnified Party, prompt notice thereof shall be given by the Indemnified Party to the Indemnifying Party. (1) At the Indemnifying Party’s cost and expense: (a) the Indemnifying Party shall immediately take control of the defense of such Indemnifiable Claim and shall engage attorneys acceptable to the Indemnified Party to defend such Indemnifiable Claim; and (b) the Indemnified Party shall cooperate with the Indemnifying Party (and its attorneys) in the defense of such Indemnifiable Claim. The Indemnified Party may, at its own cost and expense, participate on a noncontrolling basis (through its attorneys or otherwise) in such defense. The Indemnifying Party shall not enter into any settlement of such Indemnifiable Claim that does not include a full release of the Indemnified Party or involves a remedy other than the payment of money, without the Indemnified Party’s consent. If the Indemnifying Party does not assume control over the defense of an Indemnifiable Claim as provided in this Section, the Indemnified Party may defend the Indemnifiable Claim in such manner as it may deem appropriate, at the reasonable cost and expense of the Indemnifying Party. (2) Notwithstanding the foregoing, if the Indemnifiable Claim is an action, proceeding, inquiry, or investigation commenced by a governmental authority against Talcott Group, then Talcott Group may elect to control the defense of such Indemnifiable Claim, at the cost and expense of Service Provider, including payment of any settlement, judgment, or award and the costs of defending or settling the Indemnifiable Claim in accordance with the following terms: (a) Service Provider shall not be obligated to reimburse Talcott Group for settlement amounts paid or payable by Talcott Group or expenses incurred in the defense of such Indemnifiable Claim to the extent such amounts or expenses are not reasonable and Service Provider has not otherwise agreed to such amounts (the reasonableness of such amounts determined by taking into consideration all of the facts and circumstances relating to such Indemnifiable Claim, including reputational risks to Talcott Group, the potential for the Indemnifiable Claim to cause adverse impacts to Talcott Group’s business or operations, and cost incurred by Talcott Group as result of or in connection with such Indemnifiable Claim); and (b) Talcott Group will, to the extent permitted: (w) keep Service Provider reasonably informed about the status of the proceedings (including providing copies of documents received by and provided by Talcott Group in defending the Indemnifiable Claim), (x) invite and allow Service Provider to be present at relevant discussions, negotiations, and proceedings, (y) reasonably consult with Service Provider and its counsel regarding the Indemnifiable Claim on a regular basis, and (z) in advance of settling any Indemnifiable Claim, meet and confer with Service Provider regarding the terms and conditions of such settlement and consider any input that Service Provider may wish to offer regarding the defense or settlement of the Indemnifiable Claim. Section 16.04 Contribution. If only a portion of one or more Claims constitutes an Indemnifiable Claim, then the Indemnifying Party shall be responsible solely for the portion of any resulting Losses that relate to the Indemnifiable Claim.

57 ARTICLE 17 LIMITATION OF LIABILITY AND EXCLUSIONS. Section 17.01 Direct Damages. (1) Each of the Parties, shall be liable to the other for damages arising out of or relating to its performance or failure to perform its obligations under this Agreement; provided, that the liability of a Party to the other, whether based on an action or claim in contract, equity, negligence, tort, or otherwise, for any event, act, or omission occurring during the Term shall not exceed, i

58 Section 17.02 Consequential Damages. Subject to Section 17.03 below, in no event shall either Party be liable to the other Party or any other person or entity for any special, exemplary, indirect, incidental, consequential, or punitive damages or for any costs (including transition costs) associated with procuring substitute or replacement services, of any kind or nature whatsoever (including, without limitation, lost revenues, profits, savings or business, or contribution or indemnity in respect of any claim against the Party) or loss of records or data, whether in an action based on contract, warranty, strict liability, tort (including, without limitation, negligence), or otherwise, even if such Party has been informed in advance of the possibility of such damages or such damages could have been reasonably foreseen by such Party. Section 17.03 Exclusions. (1) General. The limitations and exculpations of liability set forth in Section 17.01 and Section 17.02 shall not apply in the case of: (a) any Losses resulting from Abandonment by Service Provider; (b) any Losses resulting from the gross negligence or willful misconduct of a Party; (c) any Losses resulting from the infringement of a Party’s IP by the other Party under this Agreement; (d) any Losses resulting from a material breach of ARTICLE 13 by a Party (except as otherwise addressed in Section 17.03(3) below); (e) any Losses resulting from a breach of Section 14.01(1) by Talcott Group or Section 15.01(1), Section 15.01(2), Section 15.01(3) or Section 15.01(4) by Talcott; (f) any Losses resulting from a breach of Section 7.01, Section 14.01(2), Section 15.02(1), Section 15.02(2), Section 15.02(3), Section 15.02(4), Section 15.02(10), Section 15.02(11), or Section 15.02(12) by Service Provider; or (g) the indemnification obligations of either Party under this Agreement (except as otherwise addressed in Section 17.03(3) below). (2) The limitations of liability set forth in Section 17.01 shall not apply in the case of (a) the failure of Talcott Group to pay any Fees, due and payable to Service Provider in accordance with this Agreement or (b) the failure of Service Provider to issue any credits or other amounts, due and payable to Talcott Group in accordance with this Agreement.

59 . . Section 17.04 Injunctive Relief. Without limiting any rights of Talcott Group or Service Provider to obtain equitable relief under Law, Talcott Group, and Service Provider acknowledge and agree that (1) any breach (or threatened breach) of ARTICLE 6, ARTICLE 13, Section 14.03, Section 22.12, or Section 22.14 by Service Provider may cause immediate and irreparable injury to Talcott Group, and in the event of such breach (or threatened breach), Talcott Group shall be entitled to seek injunctive relief, without bond or other security; and (2) any breach (or threatened breach) of ARTICLE 6, Section 12.04, or ARTICLE 13, or Section 22.14 by Talcott Group may cause immediate and irreparable injury to Service Provider, and in the event of such breach (or threatened breach), Service Provider shall be entitled to seek injunctive relief, without bond or other security. The provisions of Section 11.03 shall not apply with respect to any request for such injunctive relief. ARTICLE 18 INSURANCE. Section 18.01 Coverage. Service Provider shall carry and maintain in force, with reputable insurance companies authorized to do business in the jurisdictions where the Services are performed, insurance of the types and in the amounts of the minimum coverage, including: (1) Workers Compensation in the statutory required limits in accordance with the applicable federal, state, municipal, local, territorial, or other statutory requirements. (2) Employer’s Liability insurance with limits not less than one million dollars ($1,000,000) per accident covering all employees engaged in the work. A Waiver of Subrogation shall be provided in favor of Talcott Group. (3) Commercial General Liability insurance (including bodily injury, death and property damage) in an amount of not less than one million dollars ($1,000,000) (combined single limit on each occurrence and two million dollars ($2,000,000) in the aggregate). Such coverage shall include blanket contractual liability, broad form property damage liability, products and completed operations liability, and personal injury liability (including

60 invasion of privacy, libel, or slander). Talcott Group shall be named as an Additional Insured to the Commercial General Liability policy for liabilities assumed under this Agreement. A Waiver of Subrogation shall be provided in favor of Talcott Group. (4) Automobile Liability insurance for owned, non-owned, leased, hired, operated, and/or licensed automobiles, trucks, tractors, all-terrain vehicles with limits of not less than one million dollars ($1,000,000) per accident for accidental injury to one or more persons or damage to or destruction of property as a result of one accident or occurrence. Talcott Group shall be named as an Additional Insured on the Automobile Liability policy for liabilities assumed in this Agreement. (5) Fidelity/Crime insurance to include the following coverages: employee theft, forgery, or alteration, and computer fraud and funds transfer fraud. Coverage shall extend to the funds, assets, and records in the care, custody, and control of Talcott Group, the loss of which, or forgery, alteration or damage to, results from theft or fraud by a Service Provider employee acting alone or in collusion with a third party. Coverage limits shall not be less than ten million dollars ($10,000,000) per claim and in the aggregate. The policy shall include Talcott Group as a Loss Payee. (6) Professional Liability insurance in a limit not less than ten million dollars ($10,000,000) per claim and in the aggregate for liability arising out of any wrongful or negligent act, error, mistake, or omission of Service Provider. The coverage must respond to all claims reported within three (3) years following the period for which coverage is required. (7) Network Security and Privacy Liability in a limit of not less than twenty million dollars ($20,000,000) per claim and in the policy aggregate. Coverage will include, but not be limited to, cyber/IT liability, breach notification, investigative, forensic, and legal defense costs. (8) Excess or umbrella liability insurance on a follow-form basis, with limits not less than ten million dollars ($10,000,000) per occurrence and ten million dollars ($10,000,000) as in the aggregate, in excess of the following insurance coverages: employer’s liability insurance described above in Section 18.01(2); the commercial general liability insurance coverage described above in Section 18.01(3); and automobile liability insurance coverage described above in Section 18.01(4). Section 18.02 Terms of Coverage. All insurance coverage required herein will provide primary coverage, without contribution from any or all other insurance of Talcott Group, for all losses and damages caused by the perils or causes of loss covered thereby. Service Provider agrees to have included in each of the insurance policies required herein a waiver of the insurer’s rights of subrogation against Talcott Group, any other Indemnified Parties under this Agreement, and their respective insurers. Section 18.03 Cost of Insurance Coverage. All insurance coverage shall be provided at Service Provider’s sole cost and expense. The deductible amounts for each of the policies in Section 18.01 shall be borne by Service Provider. Section 18.04 Evidence of Insurance Coverage. Within ten (10) days after the Effective Date and otherwise upon Talcott Group’s request, Service Provider shall furnish to Talcott Group Certificates of Insurance (including evidence of renewal of insurance) evidencing all coverage referenced in Section 18.01 including, as applicable, evidence that Talcott Group shall be named as Additional Insureds for liabilities assumed in this Agreement to each applicable liability policy by means of the Certificates of Insurance.

61 Service Provider shall provide Talcott Group thirty (30) days’ prior notice of any planned cancellation of the coverage by the applicable insurer. Cancellation or material alteration shall not relieve Service Provider of its continuing obligation to maintain insurance coverage in accordance with this Article. Section 18.05 Status and Rating of Insurance Company. All insurance coverage shall be written through insurance companies authorized to do business in the state in which the work is to be performed and rated no less than A- VII in the most current edition of A.M. Best’s Key Rating Guide. The insurance requirements set forth in this ARTICLE 18 will not limit or expand Service Provider’s liability under or related to the Services or the Agreement. Except for any statutory required insurance, coverage, and limits required herein may be met through the combination of primary, local admitted insurance, and global insurance policies maintained by Service Provider. ARTICLE 19 TERM AND TERMINATION. Section 19.01 General. This Agreement shall commence on the Effective Date and continue throughout the Term until terminated by either Party in accordance with the terms herein, including the remainder of this ARTICLE 19. The term of each Statement of Work, including Talcott Group’s rights to any renewals and extensions of such term, shall be as specified in such Statement of Work. The termination of any one Statement of Work (in whole or in part) will not impact other Statements of Work or the Agreement as a whole. If all Statements of Work have terminated or expired, such that none are then in effect, then Talcott Group may terminate this Agreement upon written notice to Service Provider. Termination of this Agreement “in part” may include at Talcott Group’s option termination of one or more Statements of Work, or portions thereof. Section 19.02 Termination for Cause.

62 Section 19.06 Termination for Change in Law. Talcott may terminate this Agreement or a Service upon ninety (90) days’ notice (or such earlier period of time as required by a Governmental Authority) to Service Provider if any change in applicable Law (including applicable tax rates), or an applicable Governmental Authority imposes a binding restriction or requirement that makes, or shall make, it impossible for Talcott Group to continue to receive the Services or that has or is expected to have the effect of materially increasing the cost of Services to Talcott Group; provided, however, that the Parties shall negotiate in good faith a work around with respect to such change in Law or binding restriction or requirement during such ninety (90) day period. In the event that such change in Law or issuance of guidance is due primarily to the actions of Service Provider, its Affiliates or agents (whether or not related to the Services), then such termination shall be treated as if it were a termination for cause.

63 Section 19.08 Termination for Force Majeure. Talcott may terminate this Agreement or any Service upon notice to Service Provider if a Force Majeure Event prevents, hinders or delays performance of any material Services for more than thirty (30) consecutive days after the date of such event. Section 19.09 Other Terminations. In addition to the provisions of this Article, this Agreement or a Service may be terminated as expressly provided elsewhere in this Agreement, including in Section 12.03(3), Section 14.01(9), and Schedule I. Section 19.10 Termination Fees. Except as expressly set forth otherwise in the applicable Statement of Work, there shall be no termination fees in connection with any termination for cause under Section 19.02 of this Agreement. Section 19.11 Continuing Obligations. Any termination or expiration of this Agreement or any Service shall not relieve or release either Party from any rights, liabilities, or obligations that may have accrued under the Law or this Agreement. Section 19.12 Effect of Termination. In the event of a termination or expiration of this Agreement (in whole or in part) or a particular Service: (1) Service Provider shall implement the Exit Plan in respect of the expired or terminated Services, upon Talcott’s request. (2) Unless required in connection with Talcott Group’s receipt of any other Services, the rights granted to Service Provider in Section 6.01 shall terminate at Talcott’s direction and Service Provider shall (a) deliver to Talcott Group, at no cost or expense to Talcott Group, a current copy of the Talcott IP and (b) destroy or erase all other copies of the Talcott IP in Service Provider’s possession. Service Provider shall, upon Talcott’s request, certify in writing to Talcott, in a form reasonably acceptable to Talcott and executed by an authorized officer of Service Provider, that all such copies have been destroyed or erased. (3) When the applicable rights granted to Talcott Group in this Agreement expire, Talcott Group shall, upon Service Provider’s written request, destroy, or erase all copies of the Service Provider IP in Talcott Group’s possession (subject to Talcott Group’s then- standard archiving and destruction policies and procedures). An authorized officer of Talcott shall certify in writing to Service Provider that all such copies have been destroyed or erased in accordance with this paragraph. (4) Service Provider shall be entitled to payment for the expired or terminated Services performed through the effective date of termination (including works in progress). Such payment shall be apportioned according to any Deliverable payment Milestones or fixed price arrangements if payment is other than on a time and materials basis. (5) Service Provider shall (a) deliver to Talcott a copy of all Deliverables used in connection with the expired or terminated Services, in the form in use as of the date of termination or expiration, and (b) unless required in connection with Talcott Group’s receipt of any other Services, destroy, or erase all other copies of Deliverables in Service Provider’s possession. Service Provider shall, upon Talcott’s request, certify in writing to Talcott, in a form

64 reasonably acceptable to Talcott and executed by an authorized officer of Service Provider, that all such copies have been destroyed or erased.

65 . ARTICLE 20 FORCE MAJEURE, BUSINESS CONTINUITY, AND DISASTER RECOVERY. Section 20.01 Force Majeure. (1) To the extent performance by an Affected Party of any of its obligations under this Agreement (other than an obligation to pay fees) is prevented, hindered, or delayed by a Force Majeure Event, the Affected Party shall be excused from such nonperformance, hindrance or delay for as long as such Force Majeure Event continues; provided, however, that: (a) such Force Majeure Event is beyond the control of the Affected Party and could not be prevented by appropriate precautions; (b) the Affected Party is diligently attempting to recommence performance (including through alternate means); and (c) Service Provider, if it is the Affected Party, is implementing the Business Continuity Plan and Disaster Recovery Plan, as applicable.

66 (2) Notwithstanding Section 20.01(1), the occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Service Provider’s obligations to implement the Business Continuity Plan or Disaster Recovery Plan, restore the Services in accordance with the Recovery Time Objectives, and otherwise comply with Service Provider’s obligations in Schedule K and the applicable Statement of Work, except to the extent that implementation of such Business Continuity Plan or Disaster Recovery Plan is directly prevented or delayed by a Force Majeure Event (and such Force Majeure Event was not contemplated by such Business Continuity Plan or Disaster Recovery Plan), in which case implementation of the Business Continuity Plan or Disaster Recovery Plan shall be excused pursuant to Section 20.01(1). Section 20.02 RESERVED. Section 20.03 No Payment for Unperformed Services. If Service Provider fails to provide the Services in accordance with this Agreement due to the occurrence of a Force Majeure Event or Business Continuity Event, then the Fees shall be adjusted in a manner such that Talcott is not responsible for the payment of any Fees for Services that Service Provider (or an alternate source obtained by Service Provider) fails to provide. Section 20.04 Allocation of Resources. Whenever a Force Majeure Event or Business Continuity Event or other business continuity event causes Service Provider to allocate limited resources between or among Service Provider’s customers, Service Provider shall not provide to any of its other customers priority over the Service Recipients, except to the extent required by applicable Law. ARTICLE 21 ACTION PLAN AND STEP IN RIGHTS. Section 21.01 Action Plan. (1) Triggers for an Action Plan. (2) Action Plan Contents. An Action Plan must specify in detail reasonably satisfactory to Talcott: (a) the process for identifying the cause of the failure or incident the Action Plan is intended to remedy or prevent; (b) where remedy of the failure or incident is possible, the actions that will be taken by Service Provider to effect that remedy; (c) the actions that will be taken by Service Provider to prevent the same or a substantially similar failure or incident from occurring in the future;

67 (d) the timeline for implementing the Action Plan; and (e) any other content Talcott may reasonably request. (3) Talcott Group’s Response to Draft Action Plan. (a) After receiving the draft Action Plan, Talcott may inform Service Provider that it approves the draft Action Plan or comment on the draft Action Plan, in which case Service Provider will (i) at the reasonable request of Talcott, meet to discuss Talcott’s comments; and (ii) within two (2) Business Days after the meeting, or receipt of Talcott’s comments where no meeting is required by Talcott, prepare a revised Action Plan addressing Talcott’s comments and submit it for Talcott’s approval. (b) This Section 21.01(3) will apply iteratively to any proposed Action Plan until it has been approved by Talcott. (4) Implementation of Action Plan. Service Provider will only implement an Action Plan if Talcott has approved it and then in the form approved by Talcott.

68 ARTICLE 22 MISCELLANEOUS. Section 22.01 Amendment. No amendment of this Agreement shall be valid unless in writing and signed by an authorized representative of each Party (as designated by each Party from time to time). Section 22.02 Assignment. Neither Party shall assign this Agreement, or any amounts payable pursuant to this Agreement, without the express prior written consent of the other; provided, however, that Talcott may assign this Agreement or any SOW, in whole or in part, to: (1) an entity acquiring all or a substantial portion of the Talcott Serviced Business; (2) the successor in any merger involving the Talcott Serviced Business; or (3) an Affiliate of Talcott; provided, however, that, in each case, such entity agrees in writing to assume and be bound by all obligations of Talcott under this Agreement. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment in violation of this Section shall be null and void ab initio. Section 22.03 Consents, Approvals, and Requests. Except as specifically set forth in this Agreement, all consents, acceptances, and approvals to be given by either Party under this Agreement shall be in writing and shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement. Section 22.04 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.

69 Section 22.05 Entire Agreement. This Agreement supersedes all prior and contemporaneous discussions and agreements between the Parties with respect to the subject matter hereof and represents the entire agreement between the Parties with respect to that subject matter. Section 22.06 Export and Sanctions. Each Party shall comply with all applicable current sanctions administered by HM Treasury, US Department of Treasury, US Department of State, the European Union, the United Nations, and any similar sanctions imposed by any other equivalent body (governmental or otherwise) law or regulations (“Sanctions Laws”). Sanctions Laws include those imposing restrictions on Belarus, Cuba, Iran, North Korea, Russia, the Government of Venezuela, and Syria, as well as the Russian proxy authorities in occupied territories of Donetsk, Luhansk, Kherson, and Zaporizhzhia and Crimea regions of Ukraine (“Embargoed and Restricted Countries”). Each Party shall maintain internal protocols to effect such compliance with Sanctions Laws. The Parties acknowledge that the Services and Software provided may be subject to the US Export Administration Regulations (the “EAR”) and that the Parties shall comply with the EAR. Without limiting the foregoing, Talcott represents and warrants that: (i) Talcott is not located in, and shall not use the Services or Software from, any country or territory that is subject to US export restrictions (currently including, but not necessarily limited to, Embargoed and Restricted Countries) without any required prior authorization under the EAR; and (ii) Talcott shall not transfer, retransfer or reexport Services or Software to any of the Embargoed and Restricted Countries without prior authorization under the EAR. Neither Party shall take or omit to take any action that would cause the other Party to violate the EAR or applicable Sanctions Laws. Each Party shall comply with all applicable Export Controls. Subject to the foregoing, each Party agrees to notify the other Party of any software, technology, technical data, or information that it will provide to the other Party pursuant to this Agreement that is subject to control under applicable export regulations under any classification other than EAR99 or 5D992 (or its non-US equivalent) and, in such event, will: (a) identify the Export Controls (e.g., EAR or ITAR) and classifications (e.g., ECCN) applicable to such technology and materials, including any required third-party licenses, consents, or authorizations; (b) obtain any such required third-party licenses, consents, or authorizations or, if and as requested by the other Party, cooperate with and assist the other Party in obtaining such third-party licenses, consents, or authorizations; and (d) upon the other Party’s advance written request, provide any copies of such licenses, consents, or authorizations requested by such Party to demonstrate compliance with the Export Controls. In addition, Service Provider shall not access any Talcott Data from a country embargoed by the US. Each Party shall maintain internal protocols to effect such compliance with Export Controls. Each Party agrees to notify the other Party in writing of any events or circumstances that may reasonably be expected to result in a violation of this Section. Either Party may suspend or terminate the provision of any Services without liability for breach if, at any time, (i) it reasonably believes that such Services will violate applicable Sanctions Laws or Export Controls, and (ii) following good faith discussions with the other Party, reasonably concludes that continuing such Services will violate applicable Export Controls; provided, however, that if the violation can be prevented through the acquisition of necessary licenses or authorizations or mutually acceptable modifications to the Services, the Parties agree to cooperate in good faith to promptly obtain such licenses or authorizations or to make such modifications. Section 22.07 Good Faith and Fair Dealing. Except where explicitly stated otherwise (e.g., use of “sole discretion”), the performance of all obligations and exercise of all rights by each Party shall be governed by the principle of good faith and fair dealing and by a commercially reasonable standard. Section 22.08 Governing Law. This Agreement, including its formation, performance, enforcement and termination, and all aspects of the Parties’ relationship hereunder, shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed

70 entirely within such State, without regard to the conflicts of law principles of such State. The Parties acknowledge and agree that this Agreement relates solely to the performance of services (not the sale of goods) and, accordingly, will not be governed by the Uniform Commercial Code of any State having jurisdiction. In addition, the provisions of the Uniform Computerized Information Transaction Act and United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Section 22.09 Arbitration. Any and all Disputes shall be settled through the Dispute Resolution Procedures set forth in Section 11.03 (Dispute Resolution) and, if not resolved through such process, by final and binding arbitration administered by the International Centre for Dispute Resolution under the International Dispute Resolution Procedures – International Arbitration Rules available at WWW.ICDR.ORG (the “Rules”). The Parties waive any right to mediate a Dispute and any mediation provisions contained in the Rules shall not apply. In-person hearings or meetings with the arbitrator(s) shall be held in New York, New York and the seat of the arbitration shall be New York, New York. The sole arbitrator, or the presiding arbitrator in the case of a three-arbitrator panel, shall either be a retired judge or a lawyer with at least ten (10) years of experience in information technology matters. Each award shall include written findings of fact and conclusions of law and shall be final and binding, except that if the arbitration is conducted by a single arbitrator and US$10,000,000 or more in damages are awarded against a Party (exclusive of interest, attorneys’ fees, and arbitration fees and costs), that Party may appeal the award to a panel of three arbitrators pursuant to the Optional Appellate Arbitration Rules of the American Arbitration Association. The existence of a Dispute or the content or result of any award shall constitute the Confidential Information of both parties. All informal and formal negotiations between the Parties regarding a Dispute shall be treated as compromise and settlement negotiations under applicable rules of evidence and no written or oral statements of position or offers of settlement made during the informal or formal Dispute resolution procedures shall be offered into evidence for any purpose or constitute an admission or waiver of rights by either Party. Either Party may at any time apply to a court with appropriate jurisdiction only to (a) seek interim or provisional relief necessary to protect its rights or property pending the resolution of a Dispute in accordance with these procedures, including injunctive relief and specific performance, or (b) enter or enforce any final and binding arbitration award. Section 22.10 Continued Performance. Subject to the remainder of this Section 22.10, each Party agrees to continue performing its obligations under this Agreement while a Dispute is being resolved except to the extent the issue in dispute precludes performance and without limiting either Party’s termination rights provided in ARTICLE 19. Notwithstanding the foregoing, if the total amount being withheld in connection with one or more Disputes (other than withheld amounts in dispute resulting from clear billing errors of Service Provider), plus any Fees that are undisputed but past due and any interest that has accrued thereon, exceeds the total Fees payable to Service Provider in the four (4) month period preceding the date on which Talcott commenced the Dispute (the “Disputed Amount Threshold”), then Service Provider may, without liability to Talcott or its Affiliates, with at least fifteen (15) days’ prior written notice to Talcott, suspend further delivery of Services that are not paid for in advance until sufficient amounts are paid such that total withheld amounts do not exceed the Disputed Amount Threshold. Upon Talcott’s payment of such amounts, Service Provider shall immediately recommence performance of the Services and all Service Provider timing obligations and delivery commitments under this Agreement and/or each applicable Statement of Work shall be extended by the number of days between the date of suspension and the date Service Provider recommences performance of the relevant Services. For clarity, Talcott may make any payment under this Agreement reserving all of its rights to later dispute its obligation to have made such payment. Each Party shall diligently continue to follow the dispute resolution provisions of this Agreement to attempt to resolve payment disputes as expeditiously as possible notwithstanding Service Provider’s exercise of its rights

71 under this paragraph. Talcott’s payment of invoiced amounts does not waive its right to dispute its obligation to have made the payment. Section 22.11 Independent Contractor. (1) In performing under this Agreement, Service Provider will be deemed to be acting as an independent contractor of Talcott Group and will not be deemed an agent, legal representative, joint venturer, or partner of Talcott Group. Neither Party is authorized to bind the other Party to any obligation, affirmation, or commitment with respect to any other person or entity. (2) The Service Delivery Organization shall at all times be under Service Provider’s exclusive direction and control and its personnel shall in no way be deemed to be an employee, agent, or contractor of Talcott Group for any purpose, including wages, benefits, taxes, rights, and privileges afforded to employees under any Laws. Accordingly, each Party will be solely responsible for providing and/or ensuring appropriate compensation and benefits for its employees in accordance with all applicable Laws; and payment of all employment- related taxes. In addition, Service Provider expressly acknowledges and agrees that the Services rendered pursuant to this Agreement will not form the basis for any rights of eligibility, vesting, or participation in any fringe benefits afforded to any employees of Talcott Group nor shall Talcott Group provide any such fringe benefits or other compensation to any member of the Service Delivery Organization, including vacation and holiday pay, leaves of absence, health and welfare benefits, including coverage for medical, dental, vision, accidental death and disability, long-term disability, life insurance, severance benefits, retirement benefits, including pension or thrift plan contributions, and/or any other benefits of any kind or nature provided by Talcott Group to its employees, whether or not maintained under a qualified ERISA plan, even if a person’s period of performance hereunder is subsequently reclassified by a third party as a period of employment with Talcott Group for any other purpose.

72 Section 22.13 Notices. All notices, requests, consents, approvals, agreements, authorizations, acceptances, rejections, and waivers under this Agreement shall be in writing and shall be deemed given when: (1) delivered by hand or private, prepaid courier service to the person specified for the receiving Party at the address specified; or (2) mailed to that addressee at that address by a nationally recognized express mail carrier with package tracking capability or certified mail, return receipt requested, with postage fully prepaid. The Parties may change the address or person for notification upon ten (10) days’ notice to the other. The initial notification information is: For Talcott Group: For Service Provider: Head of Procurement Talcott Resolution Life, Inc. One American Row Hartford, CT Phone: 1-800-862-6668 Cognizant Worldwide Limited 1 Kingdom Street Paddington Central London W2 6BD United Kingdom Phone: +44 (0)20 7297 7600 With a copy to: General Counsel Talcott Resolution Life, Inc. One American Row Hartford, CT Phone: 1-800-862-6668 With a copy to: 500 Frank W. Burr Blvd. Teaneck, NJ 07666 Attn: General Counsel Phone: 1-201-801-0233 Except as expressly permitted in this Agreement, an electronic mail message does not satisfy any requirement in this Agreement that a notice, consent, approval, agreement, authorization, acceptance, rejection, or waiver must be in writing or signed by any person or Party, or any similar requirement. Section 22.14 Publicity & Use of Name. Neither Party shall (1) use the name, trade name, trademarks, service marks, or any other identifying marks, or logos of the other Party in any public announcements, publicity releases, news releases, annual reports, marketing materials, product packaging, signage, case studies, print literature, advertising, customer lists or websites or other public disclosure regarding this Agreement, the Services, or the relationship between the Parties, (2) represent (directly or indirectly) that any product or service offered by the Party has been used, approved or endorsed by the other Party or (3) make any sort of public communication or disclosure regarding the other Party, this Agreement, the Services, or the relationship between the Parties, without the express prior written consent of the other Party, in each instance, which the other Party may withhold in its sole discretion. Notwithstanding the foregoing, nothing in this provision shall prevent a Party from making disclosures required by Law, provided that the disclosing Party, to the extent legally permitted, provides prior written notice to the other Party and takes reasonable steps to limit the disclosure. Section 22.15 Remedies Cumulative. No specific remedy under this Agreement shall limit a Party’s right to exercise all other remedies available to such Party under Law, in equity or under this Agreement, and all such remedies shall be cumulative. Section 22.16 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement shall remain in full force and effect, except to the extent such remaining provisions are not capable of substantial performance as a result of such holding. Section 22.17 Survival. ARTICLE 6, ARTICLE 9, ARTICLE 10, ARTICLE 12, ARTICLE 13, ARTICLE 15 (to the extent relating to a breach occurring during the Term and subject to the warranty

73 period), ARTICLE 16, ARTICLE 17, Section 7.01, Section 11.03, Section 19.11, Section 19.12, Section 19.13, Section 22.08, Section 22.09, Section 22.12, Section 22.13, Section 22.14, this Section 22.17, Section 22.18, and any other provisions, Sections or Articles that by their nature are necessary to survive the expiration or termination of this Agreement or Service for any reason shall survive the expiration or termination of this Agreement. Section 22.18 Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and each such Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties, their permitted assigns, and with respect to ARTICLE 16, the Talcott Indemnified Parties and Service Provider Indemnified Parties. Section 22.19 Waiver. No delay or omission by any Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or obligation shall not be construed to be a waiver of any succeeding breach or any other obligation. Section 22.20 Non-Discrimination. To the extent applicable to the Services under this Agreement, Service Provider shall abide by the requirements of 41 C.F.R. §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status, or disability. Remainder of page intentionally left blank; signature page follows.

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement as of the Effective Date. TALCOTT RESOLUTION LIFE, INC. COGNIZANT WORLDWIDE LIMITED Solely for the purpose of acknowledging that CTS US may perform local services in the United States of America in accordance with Section 2.01: COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION